                                                         EFFECTIVE MARCH 1, 2000

                                 CODE OF ETHICS

                         T. ROWE PRICE ASSOCIATES, INC.
                               AND ITS AFFILIATES

                                 CODE OF ETHICS
                                       OF
                         T. ROWE PRICE ASSOCIATES, INC.
                               AND ITS AFFILIATES

                                TABLE OF CONTENTS

                                                                            PAGE

GENERAL POLICY STATEMENT.....................................................1-1
  Purpose and Scope of Code of Ethics........................................1-1
  Who is Subject to the Code.................................................1-1
  Price Associates' Status as a Fiduciary....................................1-2
  What the Code Does Not Cover...............................................1-2
  Compliance with the Code...................................................1-2
  Questions Regarding the Code...............................................1-2
STANDARDS OF CONDUCT OF PRICE ASSOCIATES AND ITS EMPLOYEES...................2-1
  Allocation of Client Brokerage.............................................2-1
  Antitrust.............................................................2-1; 8-1
  Compliance with Copyright Laws.............................................2-1
  Computer Security.....................................................2-1; 7-1
  Conflicts of Interest......................................................2-1
    Relationships with Profitmaking Enterprises..............................2-1
    Service with Nonprofitmaking Enterprises.................................2-2
    Relationships with Financial Service Firms...............................2-2
    Investment Clubs.........................................................2-2
  Confidentiality............................................................2-3
    Internal Operating Procedures and Planning...............................2-3
    Clients, Fund Shareholders, and TRP Brokerage Customers..................2-3
    Investment Advice........................................................2-3
    Investment Research......................................................2-4
    Understanding as to Clients' Accounts and Company
      Records at time of Employee Termination................................2-4
  Corporate Responsibility..............................................2-4; 5-1
  Employment of Former Government Employees..................................2-5
  Employment Practices.......................................................2-5
    Equal Opportunity........................................................2-5
    Harassment...............................................................2-5
    Drug and Alcohol Abuse...................................................2-5
  Past and Current Litigation................................................2-6
  Financial Reporting........................................................2-6
  Health and Safety in the Workplace.........................................2-6
  Illegal Payments...........................................................2-6
  Marketing and Sales Activities.............................................2-6
  Policy Regarding Acceptance and Giving of Gifts and Gratuities.............2-6
    Receipt of Gifts.........................................................2-7
    Giving of Gifts..........................................................2-7
    Additional Requirements for the Giving of Gifts
      in Connection with the Broker/Dealer...................................2-7
    Entertainment............................................................2-8
    Research Trips...........................................................2-9
  Political Activities.......................................................2-9
  Protection of Corporate Assets............................................2-10
  Quality of Services.......................................................2-10
  Record Retention..........................................................2-10
  Referral Fees.............................................................2-10
  Release of Information to the Press.......................................2-10
  Responsibility to Report Violations.......................................2-10
  Service as Trustee, Executor or Personal Representative...................2-11
  Speaking Engagements and Publications.....................................2-11
  Trading in Securities with Inside Information........................2-11; 3-1
STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION.............3-1
STATEMENT OF POLICY ON SECURITIES TRANSACTIONS...............................4-1
STATEMENT OF POLICY ON CORPORATE RESPONSIBILITY..............................5-1
STATEMENT OF POLICY WITH RESPECT TO COMPLIANCE WITH COPYRIGHT LAWS...........6-1
STATEMENT OF POLICY WITH RESPECT TO COMPUTER SECURITY AND RELATED
  ISSUES.....................................................................7-1
STATEMENT OF POLICY ON COMPLIANCE WITH ANTITRUST LAWS........................8-1

March, 2000

                                 CODE OF ETHICS
                                       OF
                         T. ROWE PRICE ASSOCIATES, INC.
                               AND ITS AFFILIATES

                                      INDEX

                                                                            PAGE

Access Persons...............................................................4-3
Activities, Political........................................................2-9
Alcohol Abuse................................................................2-5
Allocation of Client Brokerage...............................................2-1
Antitrust...............................................................2-1; 8-1
Approved Company Rating Changes.............................................4-11
Assets, Protection of Corporate.............................................2-10
Association of Investment Management and Research ("AIMR")...................2-6
Brokerage Accounts....................................................4-11; 4-12
Chinese Wall.................................................................3-6
Client Brokerage, Allocation of..............................................2-1
Client Limit Orders.........................................................4-16
Code of Ethics, Compliance with..............................................1-2
Code of Ethics, Purpose and Scope of.........................................1-1
Code of Ethics, Questions Regarding..........................................1-2
Code of Ethics, Who is Subject to............................................1-1
Co-Investment by Employees with Client Investment Partnerships..............4-14
Computer Security.......................................................2-1; 7-1
Conduct, Standards of, Price Associates and its Employees....................2-1
Confidentiality..............................................................2-3
Confidentiality of Computer Systems Activities and Information...............7-1
Conflicts of Interest........................................................2-1
Copyright Laws, Compliance with.........................................2-1; 6-1
Corporate Assets, Protection of.............................................2-10
Corporate Responsibility................................................2-4; 5-1
Drug Abuse...................................................................2-5
Employee Co-Investment with Client Investment Partnerships..................4-14
Employees, Standards of Conduct..............................................2-1
Employment of Former Government Employees....................................2-5
Employment Practices.........................................................2-5
Entertainment................................................................2-8
Equal Opportunity............................................................2-5
Exchange - Traded Index Options.............................................4-16
Executor, Service as........................................................2-11
Fees, Referral..............................................................2-10
Fiduciary, Price Associates' Status as a ....................................1-2
Financial Reporting..........................................................2-6
Financial Service Firms, Relationships with..................................2-2
Front Running................................................................4-1
General Policy Statement.....................................................1-1
Gifts, Giving................................................................2-7
Gifts, Receipt of............................................................2-7
Government Employees, Employment of Former...................................2-5
Harassment...................................................................2-5
Health and Safety in the Workplace...........................................2-6
Illegal Payments.............................................................2-6
Information, Release to the Press...........................................2-10
Initial Public Offerings.....................................................4-9
Inside Information, Trading in Securities with..............................2-11
Interest, Conflicts of.......................................................2-1
Internet, Access to..........................................................7-2
Investment Clubs.......................................................2-2; 4-14
Investment Personnel.........................................................4-3
Large Company Exemption for Securities Transactions.........................4-15
Margin Accounts.............................................................4-15
Marketing and Sales Activities...............................................2-6
Non-Access Persons...........................................................4-4
Nonprofitmaking Enterprises, Service with....................................2-2
Options and Futures.........................................................4-16
Payments, Illegal............................................................2-6
Personal Securities Holdings, Disclosure of by Access Persons...............4-18
Personal Representative, Service as.........................................2-11
Political Activities.........................................................2-9
Press, Release of Information to the........................................2-10
Price Associates, Standards of Conduct.......................................2-1
Price Associates' Stock, Transactions in.....................................4-5
Prior Clearance of Securities Transactions
  (other than Price Associates' stock).......................................4-8
Private Placement, Investment In............................................4-10
Private Placement Memoranda..................................................3-7
Profitmaking Enterprises, Relationships with.................................2-1
Protection of Corporate Assets..............................................2-10
Publications................................................................2-11
Quality of Services.........................................................2-10
Questions Regarding the Code.................................................1-2
Rating Changes, Approved Company............................................4-11
Record Retention............................................................2-10
Referral Fees...............................................................2-10
Release of Information to the Press.........................................2-10
Reporting, Financial.........................................................2-6
Reporting, Price Associates' Stock Transactions..............................4-6
Reporting, Securities Transactions
  (other than Price Associates' stock)......................................4-12
Research Trips...............................................................2-9
Responsibility, Corporate...............................................2-4; 5-1
Restricted List..............................................................3-7
Retention, Record...........................................................2-10
Safety and Health in the Workplace...........................................2-6
Securities Transactions, Reporting of
  (other than Price Associates' stock)......................................4-12
Services, Quality of........................................................2-10
Short Sales.................................................................4-17
Sixty (60) Day Rule.........................................................4-17
Software Programs, Application of Copyright Law..............................7-5
Speaking Engagements........................................................2-11
Standards of Conduct of Price Associates and its Employees...................2-1
Statement, General Policy....................................................1-1
Temporary Workers, Application of Code to...............................1-1; 4-2
Termination of Employment....................................................2-4
Trading Activity............................................................4-15
Trips, Research..............................................................2-9
Trustee, Service as.........................................................2-11
Violations, Responsibility to Report........................................2-10
Watch List...................................................................3-6

March, 2000

                                 CODE OF ETHICS
                                       OF
                         T. ROWE PRICE ASSOCIATES, INC.
                               AND ITS AFFILIATES

                            GENERAL POLICY STATEMENT

PURPOSE AND SCOPE OF CODE OF ETHICS. In recognition of T. Rowe Price Associates,
Inc.'s  ("PRICE  ASSOCIATES")  commitment  to maintain the highest  standards of professional  conduct and ethics, the firm's Board of Directors has adopted this
Code of Ethics  ("CODE")  composed of  Standards  of Conduct  and the  following
Statements of Policy ("STATEMENTS"):

1.  Statement of Policy on Material, Inside (Non-Public) Information
2.  Statement of Policy on Securities Transactions
3.  Statement of Policy on Corporate Responsibility
4.  Statement of Policy with Respect to Compliance with Copyright Laws
5.  Statement of Policy with Respect to Computer Security and Related Issues
6.  Statement of Policy on Compliance with Antitrust Laws

The  purpose  of this Code is to help  preserve  our most  valuable  asset - the reputation of Price Associates and its employees.

WHO IS  SUBJECT  TO THE  CODE.  Price  Associates,  its  subsidiaries  and their officers,  directors  and employees are all subject to the Code, as are all Rowe
Price-Fleming International,  Inc. ("RPFI") and T. Rowe Fleming Asset Management
Limited  ("TRFAM")  personnel  (officers,  directors,  and  employees)  who  are stationed in Baltimore.  In addition,  the following persons are also subject to the Code:

1.  All  temporary  workers  hired  on  the  Price  Associates   payroll  ("TRPA
    TEMPORARIES");

2.  All agency  temporaries,  whose  assignments at Price Associates exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

3.  All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period  AND whose  work is  closely  related  to the  ongoing  work of Price
    Associates'  employees  (versus  project work that stands apart from ongoing work); and

4.  Any contingent  worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

PRICE  ASSOCIATES'  STATUS AS A FIDUCIARY.  The primary  responsibility of Price
Associates  as  an  investment  adviser  is  to  render  to  its  clients  on  a professional  basis unbiased and continuous advice regarding their  investments.
As an investment adviser, Price Associates has a fiduciary relationship with all of its clients,  which means that it has an absolute duty of undivided  loyalty, fairness  and good faith toward its clients and mutual fund  shareholders  and a corresponding  obligation  to refrain  from  taking  any  action or seeking  any benefit for itself which would,  or which would appear to,  prejudice the rights of any client or shareholder or conflict with his or her best interests.

WHAT THE CODE  DOES NOT  COVER.  The Code was not  written  for the  purpose  of covering all policies,  rules and regulations to which employees may be subject.
As an example, T. Rowe Price Investment Services,  Inc. ("INVESTMENT  SERVICES")
is a member of the National  Association of Securities  Dealers,  Inc.  ("NASD")
and, as such, is required to maintain written  supervisory  procedures to enable it to supervise the activities of its registered  representatives and associated persons to ensure  compliance with applicable  securities laws and  regulations, and with the applicable  rules of the NASD and its regulatory  subsidiary,  NASD
Regulation, Inc. ("NASDR").

COMPLIANCE WITH THE CODE.  Strict compliance with the provisions of this Code is considered a basic  condition of  employment  with the firm.  An employee may be required to surrender any profit realized from a transaction  which is deemed to be in violation of the Code. In addition,  any breach of the Code may constitute grounds for disciplinary action, including dismissal from employment.  Employees may appeal to the  Management  Committee  any ruling or decision  rendered  with respect to the Code.

QUESTIONS REGARDING THE CODE.  Questions regarding the Code should be referred as follows:

1.  Standards of Conduct of Price Associates and its Employees:  the Chairperson
    of the Ethics Committee or the Director of Human Resources.

2.  Statement  of Policy on Material,  Inside  (Non-Public)  Information:  Legal
    Department.

3.  Statement  of Policy on  Securities  Transactions:  The  Chairperson  of the
    Ethics Committee or his or her designee.

4.  Statement of Policy on Corporate  Responsibility:  Corporate  Responsibility
    Committee.

5.  Statement of Policy with Respect to Compliance  with Copyright  Laws:  Legal
    Department.

6.  Statement  of Policy with Respect to Computer  Security and Related  Issues:
    Legal Department.

7.  Statement of Policy on Compliance with Antitrust Laws: Legal Department.

March, 2000

           STANDARDS OF CONDUCT OF PRICE ASSOCIATES AND ITS EMPLOYEES

ALLOCATION  OF  CLIENT  BROKERAGE.  The  firm's  policies  with  respect  to the allocation  of client  brokerage  are set  forth in Part II of Form  ADV,  Price
Associates'  registration  statement  filed  with the  Securities  and  Exchange
Commission ("SEC").  It is imperative that all employees  --especially those who are in a position to make recommendations regarding brokerage allocation, or who are authorized to select  brokers who will execute  securities  transactions  on behalf of our  clients -- read and become  fully  knowledgeable  concerning  our policies in this regard. Any questions regarding our firm's allocation of client brokerage  should be  addressed  to the  Chairperson  of the  Brokerage  Control
Committee.

ANTITRUST.  The U.S.  antitrust laws are designed to ensure fair competition and preserve the free enterprise  system.  Some of the most common  antitrust issues with which an employee may be  confronted  are in the areas of pricing  (adviser fees) and trade association activity. To ensure its employees'  understanding of these laws,  Price  Associates  has adopted a Statement of Policy on  Compliance with Antitrust  Laws. All employees  should read and understand  this Statement.
(SEE page 8-1).

COMPLIANCE WITH COPYRIGHT  LAWS. To protect Price  Associates and its employees,
Price  Associates  has adopted a Statement of Policy with Respect to  Compliance with  Copyright  Laws. All employees  should read and understand  this Statement
(SEE page 6-1).

COMPUTER  SECURITY.  Computer  systems and programs play a central role in Price
Associates'  operations.  To establish appropriate computer security to minimize potential for loss or disruptions to our computer  operations,  Price Associates has adopted a Statement of Policy with Respect to Computer  Security and Related
Issues. All employees should read and understand this Statement (SEE page 7-1).

CONFLICTS OF INTEREST.  A direct or indirect  interest in a supplier,  creditor, debtor or competitor  may conflict with the interests of Price  Associates.  All employees must avoid placing themselves in a "compromising position" where their interests may be in conflict with those of Price Associates or its clients.

   RELATIONSHIPS  WITH  PROFITMAKING  ENTERPRISES.  A conflict may occur when an employee of Price Associates is also employed by another firm, directly or as a consultant or independent  contractor;  has a direct financial  interest in another firm; has an immediate family financial  interest in another firm; or
   is a director, officer or partner of another firm.

   Employees of our firm sometimes serve as directors, officers, partners, or in
   other  capacities  with   profitmaking   enterprises  not  related  to  Price
   Associates or its mutual  funds.  Employees  are  generally  prohibited  from serving as officers or  directors of  corporations  which are approved or are likely to be approved for purchase in our firm's client accounts.

   An employee may not accept outside  employment  that would require him or her to  become  registered  (or  dually  registered)  as a  representative  of an unaffiliated  broker/dealer,  investment  adviser,  or an insurance broker or company.  An  employee  may also not become  independently  registered  as an investment adviser.

   An employee who is contemplating  obtaining  another interest or relationship that  might  conflict  or  appear to  conflict  with the  interests  of Price
   Associates,  such  as  accepting  employment  with  or  an  appointment  as a director,  officer  or partner of an  outside  profitmaking  enterprise  must receive the prior approval of the Ethics Committee. Upon review by the Ethics
   Committee,  the  employee  will be  advised  in  writing  of the  Committee's decision.  Decisions by the Ethics Committee regarding outside  directorships in  profitmaking  enterprises  will be reviewed by the  Management  Committee before becoming final.  Outside business  interests that will not conflict or appear to conflict with the interests of the firm need not be reviewed by the
   Ethics Committee, but must be approved by the Employee's supervisor.

   Certain  employees  may  serve  as  directors  or  as  members  of  Creditors
   Committees or in similar  positions for  non-public,  for-profit  entities in connection  with  their  professional  activities  at  Price  Associates.  An employee  must  obtain the  permission  of the  Management  Committee  before accepting  such a position  and must  relinquish  the  position if the entity
   becomes  publicly  held,  unless  otherwise   determined  by  the  Management
   Committee.

   SERVICE WITH  NONPROFITMAKING  ENTERPRISES.  Price Associates  encourages its employees  to become  involved  in  community  programs  and  civic  affairs.
   However,   employees   should  not  permit  such  activities  to  affect  the
   performance of their job responsibilities. Approval by the Chairperson of the
   Ethics  Committee must be obtained before an employee accepts a position as a trustee or member of the Board of Directors of any non-profit organization.

   RELATIONSHIPS  WITH FINANCIAL  SERVICE FIRMS. In order to avoid any actual or apparent conflicts of interest, employees are prohibited from investing in or
   entering  into  any  relationship,   either  directly  or  indirectly,   with
   corporations,  partnerships,  or other entities which are engaged in business as a broker,  a dealer,  an  underwriter,  and/or an investment  adviser.  As described above,  this prohibition  extends to registration  and/or licensure with an unaffiliated firm. This prohibition, however, is not meant to prevent employees  from  purchasing  publicly  traded  securities of  broker/dealers, investment  advisers or other companies  engaged in the mutual fund industry.
   Of course,  all such  purchases are subject to prior  clearance and reporting procedures,  as  applicable.  This policy does not preclude an employee  from engaging an outside investment adviser to manage his or her assets.

   If any  member of an  employee's  immediate  family  is  employed  by,  has a partnership  interest  in,  or has an  equity  interest  of .5% or  more in a broker/dealer, investment adviser or other company engaged in the mutual fund industry, the relationship must be reported to the Ethics Committee.

   INVESTMENT CLUBS. Access Persons (defined on p. 4-3 of the Code) must receive the prior approval of the Chairperson of the Ethics  Committee before forming or participating in a stock or investment club.  Transactions in which Access
   Persons have beneficial  ownership or control (SEE p. 4-4) through investment
   clubs  are  subject  to  the  firm's   Statement  of  Policy  on   Securities
   Transactions.  Non-Access  Persons (defined on p. 4-4) do not have to receive prior approval to form or participate in a stock or investment  club and need only obtain prior clearance of transactions  in Price  Associates'  stock. As described on p. 4-16, an exemption from prior  clearance for an Access Person
   (except for transactions in Price Associates'  stock) is generally  available if the Access Person has beneficial  ownership solely by virtue of his or her spouse's  participation  in the club and has no  investment  control or input into decisions regarding the club's securities transactions.

CONFIDENTIALITY.  The exercise of confidentiality extends to four major areas of our  operations:  internal  operating  procedures  and planning;  clients,  fund shareholders  and TRP Brokerage  customers;  investment  advice;  and investment research. The duty to exercise confidentiality applies not only when an employee is with the firm, but also after he or she terminates employment with the firm.

   INTERNAL OPERATING PROCEDURES AND PLANNING.  During the years we have been in business,  a  great  deal  of  creative  talent  has  been  used  to  develop specialized  and unique  methods of operations and portfolio  management.  In many cases, we feel these methods give us an advantage over our  competitors, and we do not want these ideas  disseminated  outside our firm.  Accordingly, employees  should be  guarded  in  discussing  our  business  practices  with outsiders.  Any requests from outsiders for specific information of this type should be cleared with your supervisor before it is released.

   Also,  from time to time  management  holds  meetings with employees in which material,  non-public  information  concerning  the  firm's  future  plans is disclosed.  Employees should never discuss confidential  information with, or provide copies of written material  concerning the firm's internal  operating procedures or projections for the future to, unauthorized persons outside the firm.

   CLIENTS, FUND SHAREHOLDERS,  AND TRP BROKERAGE CUSTOMERS.  In many instances, when clients  subscribe to our services,  we ask them to disclose fully their financial status and needs. This is done only after we have assured them that every  member  of our  organization  will  hold  this  information  in strict confidence.  It is essential  that we respect their trust.  A simple rule for employees to follow is that the names of our clients,  fund shareholders,  or
   TRP Brokerage  customers or any information  pertaining to their  investments must never be  divulged to anyone  outside  the firm,  not even to members of their  immediate  families,  and must  never be used as a basis for  personal trades over which the employee has beneficial interest or control.

   INVESTMENT ADVICE. Because of the fine reputation our firm enjoys, there is a great deal of public  interest in what we are doing in the market.  There are two major  considerations  that  dictate why we must not  provide  investment
   "tips":

   o  From the point of view of our clients, it is not fair to give other people information which clients must purchase.

   o  From the  point of view of the  firm,  it is not  desirable  to  create an outside  demand for a stock when we are trying to buy it for our  clients, as this will only  serve to push the price up.  The  reverse is true if we are selling.

   In light of these considerations,  employees must never disclose to outsiders our buy and sell  recommendations,  securities we are  considering for future investment, or the portfolio holdings of our clients or mutual funds.

   The  practice  of giving  investment  advice  informally  to  members of your
   immediate  family  should  be  restricted  to  very  close   relatives.   Any
   transactions  resulting  from such advice are  subject to the prior  approval
   (Access  Persons  only)  and  reporting   requirements  (Access  Persons  AND
   Non-Access  Persons) of the Statement of Policy on  Securities  Transactions.
   Under no circumstances  should an employee receive  compensation  directly or indirectly  (other than from Price  Associates or an affiliate) for rendering advice to either clients or non-clients.

   INVESTMENT  RESEARCH.   Any  report  circulated  by  a  research  analyst  is
   confidential  in its entirety and should not be reproduced or shown to anyone outside of our organization, except our clients where appropriate.

   UNDERSTANDING AS TO CLIENTS' ACCOUNTS AND COMPANY RECORDS AT TIME OF EMPLOYEE
   TERMINATION.  The  accounts of clients,  mutual  fund  shareholders,  and TRP
   Brokerage  customers are the sole property of Price Associates.  This applies to all  clients  for  whom  Price  Associates  acts  as  investment  adviser, regardless  of how or through  whom the client  relationship  originated  and regardless of who may be the counselor for a particular  client.  At the time of termination  of employment  with Price  Associates,  an employee must: (1)
   surrender  to  Price  Associates  in good  condition  any and all  materials, reports or records  (including all copies in his or her possession or subject to his or her control)  developed by him or her or any other person which are considered confidential information of Price Associates (except copies of any research  material in the production of which the employee  participated to a material extent); and (2) refrain from communicating,  transmitting or making known to any person or firm any  information  relating  to any  materials  or
   matters   whatsoever   which  are  considered  by  Price   Associates  to  be
   confidential.

Employees   must  use  care  in  disposing  of  any   confidential   records  or
correspondence.  Confidential material that is to be discarded should be torn up or,  if a  quantity  of  material  is  involved,  you  should  contact  Document
Management for instructions regarding proper disposal.

CORPORATE  RESPONSIBILITY.  As a major  institutional  investor with a fiduciary duty to its clients,  including its mutual fund  shareholders,  Price Associates has adopted a Statement  of Policy on Corporate  Responsibility  (SEE page 5-1).
The purpose of this Statement is to establish formal standards and procedures to guide Price Associates with respect to its responsibilities to deal with matters of corporate and social responsibilities which may affect the companies in which client assets are invested.

EMPLOYMENT OF FORMER GOVERNMENT  EMPLOYEES.  Federal laws and regulations govern the  employment  of former  employees of the U.S.  Government  and its agencies, including the SEC. In addition,  certain states have adopted  similar  statutory restrictions.  Finally,  certain states and municipalities  which are clients of
Price Associates have imposed  contractual  restrictions in this regard.  Before any  action  is taken to  discuss  employment  by Price  Associates  of a former government employee, guidance must be obtained from the Legal Department.

EMPLOYMENT PRACTICES

   EQUAL  OPPORTUNITY.  Price Associates is committed to the principles of Equal
   Employment.  We believe our  continued  success  depends on talented  people, without  regard to race,  color,  religion,  national  origin,  gender,  age, disability,  sexual  orientation,  Vietnam era military  service or any other classification protected by federal, state or local laws.

   This  commitment to Equal  Opportunity  covers all aspects of the  employment relationship  including  recruitment,  application  and  initial  employment, promotion and transfer, selection for training opportunities, wage and salary administration,  and the  application  of service,  retirement,  and employee benefit plan policies.

   All members of T. Rowe Price staff are expected to comply with the spirit and intent of our Equal Employment Opportunity Policy.

   If you feel you have not been treated in accordance with this policy, contact your immediate supervisor,  your manager or a Human Resources Representative.
   No retaliation  will be taken against any employee who reports an incident of alleged discrimination.

   HARASSMENT.  Price Associates  intends to provide  employees a workplace free from any form of harassment. This includes sexual harassment which, banned by and punishable  under the Civil Rights Act of 1964, may result from unwelcome advances,  requests for favors or any verbal or physical  conduct of a sexual nature.  Such actions or statements may or may not be accompanied by explicit or implied  promises of  preferential  treatment or negative  consequences in
   connection  with  one's   employment.   Harassment  might  include  uninvited
   sex-oriented  conversations,   touching,   comments,  jokes,  suggestions  or
   innuendos.  This type of behavior  can create a stressful,  intimidating  and offensive atmosphere; it may adversely affect morale and work performance.

   Any employee who feels offended by the action or comments of another,  or any employee  who has  observed  such  behavior,  should  report the  matter,  in confidence,  to his or her immediate supervisor.  If that presents a problem, report the matter to the Director of Human Resources or another person in the
   Human Resources Department.  All complaints will be investigated  immediately and  confidentially.  Any employee who has behaved in a reprehensible  manner will be subject to  disciplinary  action in keeping  with the  gravity of the offense.

   DRUG AND ALCOHOL ABUSE.  Price  Associates has adopted a Statement of Policy, available from Human Resources, to maintain a drug-free workplace and prevent
   alcohol  abuse.  This  policy  fosters  a  safe,   healthful  and  productive
   environment  for its employees and customers and protects  Price  Associates'
   property,  equipment,  operations  and  reputation  in the  community and the industry.

PAST AND CURRENT LITIGATION. As a condition of employment,  each new employee is required to answer a questionnaire regarding past and current civil and criminal actions and certain  regulatory  matters.  Price Associates uses the information obtained through these  questionnaires  to answer questions asked on federal and state registration  forms and for insurance and bonding purposes.  Each employee is responsible for keeping answers on the questionnaire  current. If an employee becomes party to any proceeding that could lead to his or her conviction for any felony or  misdemeanor  (other than traffic or other minor  offenses) or becomes the subject of a regulatory action by the SEC, a state, a foreign  government or any domestic or foreign  self-regulatory  organization relating to securities or investment activities, he or she should notify the Legal Department promptly.

FINANCIAL  REPORTING.  Price Associates' records are maintained in a manner that provides for an accurate record of all financial transactions in conformity with generally accepted accounting  principles.  No false or deceptive entries may be made and all entries must contain an  appropriate  description of the underlying transaction.  All reports, vouchers, bills, invoice, payroll and service records and other essential data must be accurate,  honest and timely and should provide an accurate and complete representation of the facts.

HEALTH  AND  SAFETY  IN  THE   WORKPLACE.   Price   Associates   recognizes  its
responsibility  to provide  employees a safe and healthful  workplace and proper facilities to help them do their jobs effectively.

ILLEGAL  PAYMENTS.  State,  federal and  foreign  laws  prohibit  the payment of bribes, kickbacks,  inducements or other illegal gratuities or payments by or on
behalf  of  Price  Associates.  Price  Associates,   through  its  policies  and
practices,  is committed to comply  fully with these laws.  The Foreign  Corrupt
Practices Act makes it a crime to corruptly give,  promise or authorize payment, in cash or in kind, for any service to a foreign  official or political party in connection with obtaining or retaining business.  If an employee is solicited to make  or  receive  an  illegal  payment,  he or she  should  contact  the  Legal
Department.

MARKETING AND SALES  ACTIVITIES.  All written and oral  marketing  materials and presentations (including performance data) must be in compliance with applicable
SEC,  NASD,  and  Association  of Investment  Management  and Research  ("AIMR")
requirements.  All advertisements,  sales literature and other written marketing materials  (whether  they be for the Price Funds,  non-Price  funds,  or various advisory or brokerage services) must be reviewed and approved by the advertising section of the Legal  Department  prior to use. All performance data distributed outside the firm, including total return and yield information, must be obtained from the Performance Group before distribution.

POLICY  REGARDING  ACCEPTANCE AND GIVING OF GIFTS AND  GRATUITIES.  The firm, as well as its employees and members of their  families,  should not accept or give gifts that might in any way create or appear to create a conflict of interest or interfere  with the impartial  discharge of our  responsibilities  to clients or place our firm in a difficult or embarrassing position. Such gifts would include gratuities  or  other  accommodations  from or to  business  contacts,  brokers, securities salespersons,  approved companies,  suppliers,  clients, or any other individual or organization with whom our firm has a business  relationship,  but would not include certain types of business  entertainment as described later in this section.

   RECEIPT OF GIFTS.  Personal contacts may lead to gifts which are offered on a friendship basis and may be perfectly proper. It must be remembered, however,
   that  business   relationships  cannot  always  be  separated  from  personal relationships  and that the  integrity of a business  relationship  is always susceptible to criticism in hindsight where gifts are received.

   Under no  circumstances  may  employees  accept  gifts from any  business  or business contact in the form of cash or cash  equivalents.  Gift certificates may only be accepted if used;  they may not be  converted  to cash except for nominal amounts not consumed when the gift certificate is used.

   There may be an occasion where it might be awkward to refuse a token non-cash expression of appreciation given in the spirit of friendship.  In such cases, the value of all gifts  received  from a business  contact  should not exceed
   $100 in any twelve-month  period. The value of a gift directed to the members of a department  as a group may be divided by the number of the  employees in that  Department.  Gifts  received which are  unacceptable  according to this policy must be returned to the givers.

   GIVING OF GIFTS.  An employee may never give a gift to a business  contact in the form of cash or cash  equivalents,  including  gift  certificates.  Token gifts may be given to business contacts,  but the aggregate value of all such gifts given to the business  contact may not exceed $100 in any  twelve-month period without the permission of the Chairperson of the Ethics Committee.  If an employee believes that it would be appropriate to give a gift with a value exceeding $100 to a business contact in a specific situation,  he or she must submit a written  request to the  Chairperson  of the Ethics  Committee.  The request should specify:

      II  the name of the giver;
      II  the name of the intended recipient and his or her employer;
      II  the nature of the gift and its monetary value;
      II  the nature of the business relationship; and
      II  the reason the gift is being given.

   NASD  regulations  prohibit  exceptions  to the $100 limit for gifts given in connection with Investment  Services'  business.  Baltimore/Legal  Compliance will retain a record of all such gifts.

   ADDITIONAL  REQUIREMENTS  FOR THE  GIVING  OF  GIFTS IN  CONNECTION  WITH THE
   BROKER/DEALER.   NASD   Conduct  Rule  3060   imposes   stringent   reporting
   requirements for gifts given to any principal,  employee,  agent or similarly situated  person where the gift is in connection  with  Investment  Services'
   business with the person's  employer.  Examples of gifts that fall under this rule would  include  any gift given to an  employee of a company to which our firm provides  investment  products  such as mutual funds (E.G.,  many 401(k)
   plans) or to which we are  marketing  investment  products.  Under  this NASD rule,  gifts may not exceed $100 (without  exception) and persons  associated with  Investment  Services,  including its registered  representatives,  must report EACH such gift.

   The NASD  reporting  requirement  is  normally  met  when an item is  ordered electronically  from the Corporate  Gift website.  If a gift is obtained from another source, it must be reported to Baltimore/Legal Compliance. The report to Baltimore Legal/Compliance must include:

      II  the name of the giver;
      II  the name of the recipient and his or her employer;
      II  the nature of the gift and its monetary value;
      II  the nature of the business relationship; and
      II  the date the gift was given.

   ENTERTAINMENT.  Our firm's $100 limit on the  acceptance  and giving of gifts not only applies to gifts of  merchandise,  but also covers the  enjoyment or use of property or facilities for weekends,  vacations,  trips,  dinners, and the like. However, this limitation does not apply to dinners, sporting events and other activities which are a normal part of a business  relationship.  To illustrate this principle, the following examples are provided:

      First Example:  The head of  institutional  research at brokerage firm "X"
      (whom you have known and done business with for a number of years) invites you and your wife to join her and her husband for dinner and  afterwards a theatrical production.

      Second  Example:  You are going to New York for a weekend  with your wife.
      You wish to see a recent  Broadway  hit,  but are told it is sold out. You call a broker friend who works at company "X" to see if he can get tickets for you. The broker says yes and offers you two tickets free of charge.

      Third Example:  You have been invited by a vendor to a multi-day excursion to a resort  where  the  primary  focus is  entertainment  as  opposed  to business.  The vendor has  offered to pay your travel and lodging for this trip.

   In the first example, it would be proper for you to accept the invitation.

   With  respect  to the  second  example,  it would not be proper to  solicit a person doing business with the firm for free tickets to any event. You could, however,  accept  the  tickets if you pay for them at their fair value or, if greater, at the cost to the broker.

   With  respect  to the third  example,  trips of  substantial  value,  such as multi-day  excursions to resorts,  hunting locations or sports events,  where the primary focus is entertainment as opposed to business  activities,  would not be considered a normal part of a business relationship.  Generally,  such invitations  may not be accepted unless our firm or the employee pays for the cost of the excursion and the employee has obtained  approval from his or her
   Division Head.

The same principles apply if an employee wishes to entertain a business contact.
Inviting business  contacts and, if appropriate,  their guests, to an occasional meal, sporting event, the theater, or comparable  entertainment is acceptable as long as it is neither so frequent  nor so  extensive as to raise any question of propriety.  If an employee wishes to pay for a business  guest's  transportation
(E.G., airfare) and/or accommodations as part of business  entertainment,  he or she  must  first  receive  the  permission  of the  Chairperson  of  the  Ethics
Committee.

RESEARCH TRIPS. Occasionally, brokers or portfolio companies invite employees of our firm to attend or  participate in research  conferences,  tours of portfolio companies' facilities, or meetings with the management of such companies.  These invitations may involve traveling  extensive  distances to and from the sites of the specified  activities and may require overnight  lodging.  Employees may not accept any such invitations  until approval has been secured from their Division heads.  As a general  rule,  such  invitations  should only be accepted  after a determination  has been made that the proposed  activity  constitutes a valuable research opportunity which will be of primary benefit to our clients. All travel expenses  to and  from the  sites of the  activities,  and the  expenses  of any overnight  lodging,  meals or other  accommodations  provided in connection with such  activities,  should be paid for by our firm except in situations where the costs are  considered  to be  insubstantial  and are not readily  ascertainable.
Employees may not accept  reimbursement from brokers or portfolio companies for:
travel and hotel  expenses;  speaker fees or honoraria  for  addresses or papers given  before  audiences;  or  consulting  services  or advice  they may render.
Likewise,  employees may neither  request nor accept loans or personal  services from brokers or portfolio companies.

POLITICAL  ACTIVITIES.  Employees are encouraged to participate  and vote in all federal,  state  and  local  elections.  All  officers  and  directors  of Price
Associates are required to disclose  certain  Maryland local and state political contributions on a semi-annual basis (a Political Contribution  Questionnaire is sent to officers and directors each January and July).

No  political  contribution  of  corporate  funds,  direct or  indirect,  to any political  candidate or party, or to any other  organization  that might use the contribution for a political  candidate or party, or use of corporate  property, services or other assets may be made  without the written  approval of the Legal
Department.  These  prohibitions  cover not only direct  contributions  but also indirect  assistance  or support of  candidates  or  political  parties  through purchase  of tickets to special  dinners or other fund  raising  events,  or the furnishing  of any other goods,  services or  equipment to political  parties or committees.

PROTECTION  OF  CORPORATE  ASSETS.  All  employees  are  responsible  for taking measures to ensure that Price Associates'  assets are properly  protected.  This responsibility  not only  applies  to our  business  facilities,  equipment  and supplies,  but  also to  intangible  assets  such as  proprietary,  research  or marketing information, corporate trademarks and servicemarks, and copyrights.

QUALITY OF SERVICES.  It is a continuing  policy of Price  Associates to provide investment  products and services which: (1) meet applicable  laws,  regulations and industry standards;  (2) are offered to the public in a manner which ensures that each  client/shareholder  understands  the  objectives  of each  investment product  selected;  and (3) are properly  advertised and sold in accordance with all applicable SEC, state and NASD rules and regulations.

The quality of Price Associates' investment products and services and operations affects our reputation,  productivity,  profitability and market position. Price
Associates'  goal is to be a quality leader and to create  conditions that allow and encourage  all employees to perform their duties in an efficient,  effective manner.

RECORD  RETENTION.  Under various federal and state laws and regulations,  Price
Associates  is  required  to  produce,  maintain  and  retain  various  records, documents and other written (including electronic) communications. Each employee is  responsible  for  adhering  to  Price  Associates'  record  maintenance  and retention policies.

REFERRAL FEES. Federal securities laws strictly prohibit the payment of any type of  referral  fee unless  certain  conditions  are met.  This would  include any compensation to persons who refer clients or shareholders to us (E.G.,  brokers, registered representatives or any other persons) either directly in cash, by fee splitting,  or indirectly by the providing of gifts or services  (including  the allocation of  brokerage).  No  arrangements  should be entered into  obligating
Price  Associates  or any employee to pay a referral fee unless  approved by the
Legal Department.

RELEASE OF INFORMATION TO THE PRESS. All requests for information from the media concerning T. Rowe Price Associates' corporate affairs, mutual funds, investment services,  investment  philosophy and policies,  and related  subjects should be referred to the Public Relations Department for reply. Investment  professionals who  are  contacted  directly  by  the  press  concerning  a  particular  fund's investment  strategy  or market  outlook may use their own  discretion,  but are advised to check with the Public  Relations  Department  if they do not know the reporter or feel it may be inappropriate to comment on a particular matter.

RESPONSIBILITY  TO REPORT  VIOLATIONS.  Every  employee  who becomes  aware of a violation of this Code is encouraged to report,  on a  confidential  basis,  the violation to his or her supervisor.  If the supervisor appears to be involved in the  wrongdoing,  the  report  should be made to the next  level of  supervisory
authority  or  to  the  Director  of  the  Human  Resources   Department.   Upon
notification of the alleged violation, the supervisor is obligated to advise the
Legal Department.

It is Price Associates'  policy that no adverse action will be taken against any employee who reports a violation in good faith.

SERVICE AS TRUSTEE, EXECUTOR OR PERSONAL REPRESENTATIVE.  Employees may serve as trustees, co-trustees,  executors or personal representatives for the estates of or trusts  created by close  family  members.  Employees  may also serve in such capacities for estates or trusts created by nonfamily  members.  However,  if an
Access  Person  expects to be  actively  involved in an  investment  capacity in connection with an estate or trust created by a nonfamily member, he or she must first be granted  permission by the Ethics  Committee.  If an employee serves in any of these capacities,  securities transactions effected in such accounts will
be  subject  to  the  prior  approval   (Access   Persons  only)  and  reporting
requirements  (Access Persons AND Non-Access Persons) of our Statement of Policy
on Securities Transactions.

If any  employees  presently  serve in any of  these  capacities  for  nonfamily members,  they  should  report  these  relationships  in  writing  to the Ethics
Committee.

SPEAKING  ENGAGEMENTS  AND  PUBLICATIONS.  Employees  are often  asked to accept speaking  engagements  on the  subject  of  investments,  finance,  or their own particular  specialty with our organization.  This is encouraged by the firm, as it enhances our public  relations,  but you should obtain approval from the head of your Division  before you accept such requests.  You may also accept an offer to teach a course or seminar on investments or related topics (for example, at a local college) in your individual capacity with the approval of the head of your
Division and provided the course is in compliance  with the Guidelines  found in
Investment Services' Compliance Manual.

Before  making  any  commitment  to write or  publish  any  article or book on a subject related to investments or your work at Price Associates, approval should be obtained from your Division head.

TRADING  IN  SECURITIES  WITH  INSIDE  INFORMATION.  The  purchase  or  sale  of securities while in possession of material,  inside information is prohibited by state and federal laws.  Information is considered inside and material if it has not been publicly  disclosed and is sufficiently  important that it would affect the  decision of a  reasonable  person to buy,  sell or hold stock in a company, including  Price  Associates'  stock.  Under no  circumstances  may an  employee transmit such information to any other person, except to other employees who are required  to be kept  informed on the  subject.  All  employees  should read and understand the Statement of Policy on Material,  Inside (Non-Public) Information
(SEE page 3-1).

March, 2000

                         T. ROWE PRICE ASSOCIATES, INC.
                               STATEMENT OF POLICY
                                       ON
                    MATERIAL, INSIDE (NON-PUBLIC) INFORMATION

INTRODUCTION.  "Insider trading" is a top enforcement priority of the Securities and Exchange  Commission.  In 1988,  the Insider  Trading and  Securities  Fraud
Enforcement  Act (the"ACT") was signed into law. This Act has had a far reaching impact on all public  companies and  especially  those engaged in the securities brokerage or investment  advisory  industries,  including  directors,  executive officers and other controlling persons of such companies. While the Act does not provide a statutory  definition of "insider trading," it contained major changes to the previous law. Specifically, the Act:

   WRITTEN PROCEDURES.  Requires SEC-registered brokers,  dealers and investment advisers to establish,  maintain and enforce written  policies and procedures reasonably designed to prevent the misuse of material, non-public information by such persons.

   CIVIL   PENALTIES.   Imposes  severe  civil  penalties  on  brokerage  firms,
   investment  advisers,  their  management  and  advisory  personnel  and other
   "controlling  persons"  who fail to take  adequate  steps to prevent  insider trading and illegal  tipping by  employees  and other  "controlled  persons."
   Persons who directly or indirectly control violators, including entities such as Price  Associates and their  officers and directors,  face penalties to be determined by the court in light of the facts and  circumstances,  but not to exceed the greater of  $1,000,000  or three times the amount of profit gained or loss avoided as a result of the violation.

   CRIMINAL  PENALTIES.  Provides  as  penalties  for  criminal  securities  law violations:

      o  Maximum jail term -- from five to ten years;

      o  Maximum criminal fine for individuals -- from $100,000 to $1,000,000;

      o  Maximum criminal fine for entities -- from $500,000 to $2,500,000.

   PRIVATE RIGHT OF ACTION.  Establishes a statutory  private right of action on
   behalf  of   contemporaneous   traders  against  insider  traders  and  their
   controlling persons.

   BOUNTY  PAYMENTS.  Authorizes the SEC to award bounty payments to persons who provide information leading to the successful  prosecution of insider trading violations.  Bounty  payments are at the  discretion  of the SEC, but may not exceed 10% of the penalty imposed.

PURPOSE  OF  STATEMENT  OF  POLICY.  The  purpose  of this  Statement  of Policy
("STATEMENT")  is to comply with the Act's  requirement to establish,  maintain, and  enforce  written  procedures  designed  to prevent  insider  trading.  This
Statement  explains:  (i) the general legal prohibitions and sanctions regarding
insider  trading;   (ii)  the  meaning  of  the  key  concepts   underlying  the
prohibitions;  (iii) the obligations of each employee of Price Associates in the event he or she comes into possession of material,  non-public information;  and
(iv) the firm's educational program regarding insider trading.  Price Associates has also  adopted a Statement  of Policy on  Securities  Transactions  (SEE page
4-1),  which requires both Access  Persons (SEE p. 4-3) and  Non-Access  Persons
(SEE p. 4-4) to obtain prior  clearance  with respect to their  transactions  in
Price  Associates'  stock and requires  Access Persons to obtain prior clearance with respect to all pertinent securities transactions.  In addition, both Access
Persons and  Non-Access  Persons are required to report such  transactions  on a timely basis to the firm.

THE BASIC INSIDER  TRADING  PROHIBITION.  The "insider  trading"  doctrine under federal  securities laws generally  prohibits any person  (including  investment advisers) from:

   o  trading  in  a  security  while  in  possession  of  material,  non-public information regarding the issuer of the security;

   o  tipping such information to others;

   o  recommending  the purchase or sale of  securities  while in  possession of such information;

   o  assisting someone who is engaged in any of the above activities.

Thus,  "insider  trading"  is not  limited  to  insiders  of the  company  whose securities  are  being  traded.  It can  also  apply  to  non-insiders,  such as investment analysts, portfolio managers and stockbrokers. In addition, it is not limited  to  persons  who  trade.  It also  covers  persons  who  tip  material,
non-public   information  or  recommend  transactions  in  securities  while  in possession of such information.

POLICY  OF PRICE  ASSOCIATES  ON  INSIDER  TRADING.  It is the  policy  of Price
Associates and its  affiliates to forbid any of their  officers,  directors,  or employees, while in possession of material, non-public information, from trading securities or recommending transactions, either personally or in its proprietary accounts or on behalf of others (including  mutual funds and private  accounts), or  communicating  material,  non-public  information  to others in violation of federal securities laws.

"NEED TO KNOW" POLICY. All information regarding planned, prospective or ongoing securities  transactions must be treated as confidential.  Such information must be confined, even within the firm, to only those individuals and departments who must  have such  information  in order  for  Price  Associates  to carry out its
engagement  properly  and  effectively.   Ordinarily,  these  prohibitions  will
restrict information to only those persons who are involved in the matter.

TRANSACTIONS  INVOLVING  PRICE  ASSOCIATES'  STOCK.   Officers,   directors  and
employees are reminded that they are "insiders" with respect to Price Associates since  Price  Associates  is a public  company  and its  stock is  traded in the over-the-counter  market.  It is therefore  important that employees not discuss with family,  friends or other persons any matter  concerning  Price  Associates which might  involve  material,  non-public  information,  whether  favorable or unfavorable.

SANCTIONS. Penalties for trading on material, non-public information are severe, both for the individuals  involved in such unlawful conduct and their employers.
An employee of Price  Associates  who violates  the insider  trading laws can be subject to some or all of the penalties  described below, even if he or she does not personally benefit from the violation:

   o  Injunctions;

   o  Treble damages;

   o  Disgorgement of profits;

   o  Criminal fines;

   o  Jail sentences;

   o  Civil  penalties for the person who committed the violation  (which would, under  normal  circumstances,  be the  employee and not the firm) of up to three  times  the  profit  gained  or  loss  avoided,  whether  or not the individual actually benefitted; and

   o  Civil penalties for Price Associates (and other persons,  such as managers and  supervisors,  who are deemed to be controlling  persons) of up to the greater of  $1,000,000  or three times the amount of the profit  gained or loss avoided.

In  addition,  any  violation  of this  Statement  can be  expected to result in serious sanctions being imposed by Price Associates,  including dismissal of the person(s) involved.

BASIC CONCEPTS OF INSIDER TRADING. The four critical concepts in insider trading cases are: (1) fiduciary duty/misappropriation, (2) materiality, (3) non-public, and (4) possession. Each concept is discussed below.

FIDUCIARY DUTY/MISAPPROPRIATION. In two decisions, DIRKS V. SEC and CHIARELLA V.
UNITED  STATES,  the United States  Supreme Court held that insider  trading and tipping  violate  the  federal  securities  law if the trading or tipping of the information results in a breach of duty of trust or confidence.

A typical  breach of duty arises when an insider,  such as a corporate  officer, purchases  securities  of his or her  corporation  on  the  basis  of  material, non-public  information.  Such conduct breaches a duty owed to the corporation's shareholders. The duty breached, however, need not be to shareholders to support liability  for  insider  trading;  it could  also  involve a breach of duty to a client, an employer,  employees,  or even a personal acquaintance.  For example, courts have held that if the insider  receives a personal benefit (either direct or  indirect)  from the  disclosure,  such as a pecuniary  gain or  reputational benefit, that would be enough to find a fiduciary breach.

The concept of who  constitutes  an  "insider" is broad.  It includes  officers, directors and employees of a company. In addition,  a person can be a "temporary insider" if he or she enters into a confidential  relationship in the conduct of a company's affairs and, as a result, is given access to information  solely for the  company's  purpose.  A  temporary  insider can  include,  among  others,  a company's attorneys,  accountants,  consultants,  and bank lending officers,  as well as the employees of such organizations.  In addition, any person may become a  temporary  insider of a company if he or she  advises the company or provides other  services,  provided the company expects such person to keep any material, non-public information disclosed confidential.

Court decisions have held that under a  "misappropriation"  theory,  an outsider
(such as an  investment  analyst)  may be liable if he or she breaches a duty to anyone by: (1) obtaining information  improperly,  or (2) using information that was obtained  properly for an improper purpose.  For example,  if information is given  to  an  analyst  on a  confidential  basis  and  the  analyst  uses  that
information   for   trading   purposes,   liability   could   arise   under  the
misappropriation  theory.  Similarly,  an analyst who trades in breach of a duty owed  either  to his  or  her  employer  or  client  may  be  liable  under  the
misappropriation   theory.   For   example,   the  Supreme   Court   upheld  the
misappropriation theory when a lawyer received material,  non-public information from a law partner who represented a client  contemplating a tender offer, where that  lawyer  used the  information  to trade in the  securities  of the  target company.

The  situations  in which a person can trade while in  possession  of  material, non-public  information  without  breaching a duty are so complex and  uncertain that the only safe course is not to trade, tip or recommend  securities while in possession of material, non-public information.

MATERIALITY.  Insider trading  restrictions arise only when the information that is used for trading,  tipping or  recommendations is "material." The information need not be so important  that it would have changed an  investor's  decision to buy or sell;  rather,  it is enough that it is the type of  information on which reasonable investors rely in making purchase, sale, or hold decisions.

   RESOLVING  CLOSE  CASES.  The Supreme  Court has held that,  in close  cases, doubts about  whether or not  information  is material  should be resolved in favor of a  finding  of  materiality.  You  should  also be aware  that  your judgment regarding materiality may be reviewed by a court or the SEC with the
   20-20 vision of hindsight.

   EFFECT ON MARKET PRICE. Any information  that, upon disclosure,  is likely to have a  significant  impact  on the  market  price of a  security  should  be considered material.

   FUTURE EVENTS.  The materiality of facts relating to the possible  occurrence of future events depends on the likelihood  that the event will occur and the significance of the event if it does occur.

   ILLUSTRATIONS.  The following list,  though not  exhaustive,  illustrates the types of matters that might be considered material:  a joint venture,  merger or acquisition;  the declaration or omission of dividends; the acquisition or loss of a significant  contract;  a change in control or a significant change in  management;  a call of  securities  for  redemption;  the  borrowing of a significant  amount of funds; the purchase or sale of a significant  asset; a significant  change in capital  investment plans; a significant labor dispute or disputes with subcontractors or suppliers; an event requiring a company to file a current report on Form 8-K with the SEC; establishment of a program to make  purchases  of the  company's  own  shares;  a tender  offer for another company's  securities;  an event of technical  default or default on interest and/or principal payments;  advance knowledge of an upcoming publication that is expected to affect the market price of the stock.

   These  illustrations  are equally  applicable to Price Associates as a public company and should serve as examples of the types of matters  that  employees should not discuss with persons outside the firm.  Remember,  even though you may have no intent to violate any federal  securities law, an offhand comment to a  friend  might  be used  unbeknownst  to you by such  friend  to  effect purchases or sales of Price  Associates'  stock.  If such  transactions  were discovered  and your friend were  prosecuted,  your status as an informant or
   "tipper" would directly involve you in the case.

NON-PUBLIC  VS. PUBLIC  INFORMATION.  Any  information  which is not "public" is deemed to be  "non-public."  Just as an  investor is  permitted  to trade on the basis of information that is not material, he or she may also trade on the basis of information that is public.  Information is considered  public if it has been disseminated in a manner making it available to investors generally.  An example of non-public  information  would  include  material  information  provided to a select group of analysts but not made available to the  investment  community at large. Set forth below are a number of ways in which non-public  information may be made public.

   DISCLOSURE TO NEWS SERVICES AND NATIONAL  PAPERS.  The U.S.  stock  exchanges
   require   exchange-traded   issuers  to  disseminate   material,   non-public
   information about their companies to: (1) the national business and financial
   newswire  services  (Dow  Jones  and  Reuters);   (2)  the  national  service
   (Associated Press); and (3) The New York Times and The Wall Street Journal.

   LOCAL DISCLOSURE.  An announcement by an issuer in a local newspaper might be sufficient  for a  company  that is only  locally  traded,  but  might not be sufficient for a company that has a national market.

   INFORMATION IN SEC REPORTS.  Information  contained in reports filed with the
   SEC will be deemed to be public.

   INFORMATION  IN BROKERAGE  REPORTS.  Information  published in bulletins  and research  reports  disseminated by brokerage firms will, as a general matter, be deemed to be public.

If Price  Associates is in possession of material,  non-public  information with respect to a security  before such  information  is  disseminated  to the public
(I.E.,  such as being  disclosed  in one of the public media  described  above),
Price  Associates and its employees must wait a sufficient  period of time after the  information  is  first  publicly  released  before  trading  or  initiating transactions to allow the information to be fully disseminated.

CONCEPT OF  POSSESSION.  It is important to note that the SEC takes the position that the law regarding  insider  trading  prohibits any person from trading in a security in violation of a duty of trust and  confidence  WHILE in possession of material,  non-public information regarding the security. This is in contrast to trading ON THE BASIS of the material,  non-public information. To illustrate the problems  created  by the use of the  "possession"  standard,  as opposed to the
"caused" standard, the following three examples are provided:

   FIRST,  if the  investment  committee  to a Price  mutual fund were to obtain material,  non-public information about one of its portfolio companies from a
   Price equity research analyst,  that fund would be prohibited from trading in the securities to which that information  relates. The prohibition would last until the information is no longer material or non-public.

   SECOND, if the investment committee to a Price mutual fund obtained material, non-public information about a particular portfolio security but continued to trade in that security,  then the committee  members,  Price Associates,  and possibly management personnel might be liable for insider trading violations.

   THIRD,  even if the  investment  committee  to the Fund  does  not come  into possession  of the  material,  non-public  information  known  to the  equity research  analyst,  if it trades  in the  security,  it may have a  difficult burden of proving to the SEC or to a court that it was not in  possession  of such information.

TENDER OFFERS. Tender offers are subject to particularly strict regulation under the securities laws.  Specifically,  trading in securities which are the subject of an actual or  impending  tender  offer by a person  who is in  possession  of material, non-public information relating to the offer is illegal, regardless of whether there was a breach of fiduciary duty. Under no circumstances  should you trade in  securities  while in possession  of material,  non-public  information regarding a potential tender offer.

PROCEDURES TO BE FOLLOWED WHEN RECEIVING MATERIAL, NON-PUBLIC INFORMATION.

Whenever an employee comes into possession of material,  non-public information, he or she should  immediately  contact the Legal  Department  and  refrain  from disclosing  the  information  to anyone  else,  including  persons  within Price
Associates, unless specifically advised to the contrary.

Specifically, employees may not:

   o  Trade in securities to which the material, non-public information relates;

   o  Disclose the information to others;

   o  Recommend  purchases or sales of the  securities to which the  information relates.

If the  Legal  Department  determines  that  the  information  is  material  and non-public, it will decide whether to:

   o  Place the security on a Watch List ("WATCH LIST") and restrict the flow of the information to others within Price  Associates in order to allow Price
      Associates'  investment  personnel to continue their  ordinary  investment activities. This procedure is commonly referred to as a CHINESE WALL; or

   o  Place the security on a Restricted  List  ("RESTRICTED  LIST") in order to prohibit trading in the security by both clients and employees.

The Watch List is highly  confidential and should,  under no  circumstances,  be disseminated to anyone except authorized personnel in the Legal Department.  The
Restricted List is also highly confidential and should,  under no circumstances, be disseminated to anyone outside Price Associates.

The employee whose possession of or access to inside  information has caused the inclusion of an issuer on the Watch List may never trade or recommend  the trade of the  securities  of that issuer  without the specific  prior  approval of the
Legal Department.

If an employee receives a private placement  memorandum and the existence of the private  offering  and/or  the  contents  of  the  memorandum  is  material  and non-public, the employee should contact the Legal Department for a determination of whether the issuer should be placed on the Watch or Restricted List.

SPECIFIC PROCEDURES RELATING TO THE SAFEGUARDING OF INSIDE INFORMATION.

   To ensure the integrity of the Chinese Wall, and the  confidentiality  of the
Restricted  List, it is important that ALL EMPLOYEES take the following steps to safeguard the confidentiality of material, non-public information:

   o  Do  not  discuss  confidential   information  in  public  places  such  as
      elevators, hallways or social gatherings;

   o  To the  extent  practical,  limit  access to the  areas of the firm  where confidential  information could be observed or overheard to employees with a business need for being in the area;

   o  Avoid  using  speaker  phones  in areas  where  unauthorized  persons  may overhear conversations;

   o  Where  appropriate,  maintain the  confidentiality of client identities by using code names or numbers for confidential projects;

   o  Exercise  care  to  avoid  placing   documents   containing   confidential
      information  in areas where they may be read by  unauthorized  persons and store such documents in secure locations when they are not in use; and

   o  Destroy copies of confidential documents no longer needed for a project.

Price Associates has adopted specific written procedures,  Procedures Pertaining
to  the   Administration  of  the  Statement  of  Policy  on  Material,   Inside
(Non-Public)  Information  ("PROCEDURES")  to deal with those  situations  where employees of the firm are in possession of material, non-public information with respect to securities  which may be in or are being  considered for inclusion in the  portfolios  of clients  managed by other  areas of the firm and when tender offer  financing  information is received.  These  Procedures  also describe the procedures  for managing  relationship  conflicts in the municipal  area.  These
Procedures  have  been  designed  to  isolate  and keep  confidential  material, non-public  information  known  to one  investment  group or  employee  from the remainder of the firm.  They are considered a part of this Statement and will be distributed to all appropriate personnel.

EDUCATION  PROGRAM.  While the  probability  of research  analysts and portfolio managers  being  exposed to  material,  non-public  information  with respect to companies  considered  for  investment  by clients is greater than that of other employees, it is imperative that all employees have a full understanding of this
Statement,  particularly  since the insider trading  restrictions  also apply to transactions in the stock of Price Associates.

To ensure that all  employees  are  properly  informed of and  understand  Price
Associates'  policy with respect to insider trading,  the following  program has been adopted.

   INITIAL REVIEW FOR NEW  EMPLOYEES.  All new employees will be given a copy of the Code, which includes this Statement,  at the time of their employment and will be required to certify that they have read it. A  representative  of the
   Legal  Department will review the Statement with each new portfolio  manager, research  analyst,  and trader, as well as with any person who joins the firm as  a  vice  president  of  Price  Associates,  promptly  after  his  or  her employment.

   DISTRIBUTION  OF STATEMENT.  Any time this  Statement is materially  revised, copies will be distributed to all employees.

   ANNUAL   REVIEW  WITH   RESEARCH   ANALYSTS,   COUNSELORS   AND  TRADERS.   A
   representative  of the Legal  Department  will review this Statement at least annually with portfolio managers, research analysts, and traders.

   ANNUAL  CONFIRMATION  OF  COMPLIANCE.  All employees will be asked to confirm their understanding of and adherence to this Statement on an annual basis.

QUESTIONS.  If you have any  questions  with  respect to the  interpretation  or application  of this  Statement,  you are  encouraged  to discuss them with your immediate supervisor or the Legal Department.

March, 2000

                         T. ROWE PRICE ASSOCIATES, INC.
                               STATEMENT OF POLICY
                                       ON
                             SECURITIES TRANSACTIONS

BACKGROUND INFORMATION.

   LEGAL  REQUIREMENT.  In accordance  with the  requirements  of the Securities
   Exchange Act of 1934,  the  Investment  Company Act of 1940,  the  Investment
   Advisers Act of 1940 and the Insider Trading and Securities Fraud Enforcement
   Act of 1988, T. Rowe Price  Associates,  Inc.  ("PRICE  ASSOCIATES")  and the
   mutual funds ("TRPA  FUNDS") which it manages have adopted this  Statement of
   Policy on  Securities  Transactions  ("STATEMENT").  Both Rowe  Price-Fleming
   International,  Inc.  ("RPFI") and T. Rowe Fleming Asset  Management  Limited
   ("TRFAM") have also adopted Statements of Policy on Securities  Transactions.
   Funds  sponsored and managed by Price  Associates or RPFI will be referred to as the "PRICE FUNDS."

   PRICE  ASSOCIATES'  FIDUCIARY  POSITION.  As  an  investment  adviser,  Price
   Associates is in a fiduciary  position  which  requires it to act with an eye only to the benefit of its clients,  avoiding  those  situations  which might place, or appear to place, the interests of Price Associates or its officers, directors and employees in conflict with the interests of clients.

   PURPOSE OF  STATEMENT.  The  Statement  was  developed  to help  guide  Price
   Associates' employees and independent directors and the independent directors of the Price Funds in the conduct of their personal investments and to:

   o  eliminate the  possibility of a transaction  occurring that the Securities and Exchange  Commission or other regulatory bodies would view as illegal, such as FRONT RUNNING (see definition below);

   o  avoid  situations where it might appear that Price Associates or the Price
      Funds or any of their  officers,  directors  or employees  had  personally benefited  at the  expense  of a  client  or  fund  shareholder  or  taken inappropriate advantage of their fiduciary positions; and

   o  prevent,   as  well  as  detect,   the  misuse  of  material,   non-public
      information.

   Employees and the  independent  directors of Price  Associates  and the Price
   Funds are urged to consider the reasons for the  adoption of this  Statement.
   Price  Associates'  and the  Price  Funds'  reputations  could  be  adversely affected as the result of even a single transaction  considered  questionable in light of the  fiduciary  duties of Price  Associates  and the  independent directors of the Price Funds.

   FRONT  RUNNING.  Front  Running is illegal.  It is  generally  defined as the purchase  or sale of a security  by an  officer,  director  or employee of an investment adviser or mutual fund in anticipation of and prior to the adviser effecting similar  transactions for its clients in order to take advantage of or avoid changes in market prices effected by client transactions.

PERSONS  SUBJECT  TO  STATEMENT.  The  provisions  of this  Statement  apply  as described below to the following persons and entities. Each person and entity is classified as either an Access Person or a Non-Access Person as described below.
The  provisions  of this  Statement  may also  apply to an  Access  Person's  or
Non-Access  Person's spouse,  minor children,  and certain other  relatives,  as further  described on page 4-4 of this Statement.  Access Persons are subject to all provisions of this Statement.  Non-Access Persons are subject to the general principles of the Statement and its reporting requirements,  but are exempt from prior clearance requirements except for transactions in Price Associates' stock.
The persons and entities covered by this Statement are:

   PRICE  ASSOCIATES.  Price  Associates,  each of its  subsidiaries  and  their retirement plans, and the Price Associates Employee Partnerships.

   PERSONNEL. Each officer, inside director and employee of Price Associates and its  subsidiaries,  including T. Rowe Price  Investment  Services,  Inc., the principal underwriter of the Price Funds.

   CERTAIN TEMPORARY WORKERS. These workers include:

   o  All  temporary  workers  hired  on the  Price  Associates  payroll  ("TRPA
      TEMPORARIES");

   o  All agency  temporaries  whose assignments at Price Associates exceed four
      weeks  or  whose  cumulative   assignments   exceed  eight  weeks  over  a
      twelve-month period;

   o  All independent or  agency-provided  consultants whose assignments  exceed four  weeks or whose  cumulative  assignments  exceed  eight  weeks over a twelve-month  period AND whose work is closely related to the ongoing work of Price Associates' employees (versus project work that stands apart from ongoing work); and

   o  Any  contingent  worker whose  assignment is more than casual in nature or who will be exposed to the kinds of information  and situations that would create conflicts on matters covered in the Code.

   RPFI PERSONNEL.  As stated in the first  paragraph,  a Statement of Policy on
   Securities  Transactions has been adopted by RPFI. Under that Statement,  all
   RPFI personnel  (officers,  directors and  employees)  stationed in Baltimore will be subject to this Statement.

   TRFAM PERSONNEL.  As stated in the first paragraph,  a Statement of Policy on
   Securities Transactions has been adopted by TRFAM. Under that Statement,  all
   TRFAM personnel (officers,  directors,  and employees) stationed in Baltimore will be subject to this Statement.

   RETIRED  EMPLOYEES.  Retired  employees of Price  Associates  who continue to receive investment research information from Price Associates.

INDEPENDENT  DIRECTORS OF PRICE  ASSOCIATES AND THE PRICE FUNDS. The independent directors of Price  Associates  include those directors of Price  Associates who are  neither  officers  nor  employees  of  Price  Associates.  The  independent directors of the Price Funds include those  directors of the Price Funds who are not deemed to be "interested persons" of Price Associates.

Although  subject to the general  principles  of this  Statement,  including the definition of "beneficial  ownership," independent directors are subject only to modified reporting  requirements.  The independent  directors of the Price Funds are exempt from prior clearance requirements. The independent directors of Price
Associates  are exempt from the prior  clearance  requirements  except for Price
Associates' stock.

ACCESS PERSONS.  Certain persons and entities are classified as "ACCESS PERSONS"
under the Code. The term "ACCESS PERSON" means:

   o  Price Associates;

   o  any officer (vice president or above) or director  (excluding  independent directors) of Price Associates or the Price Funds;

   o  any  employee of Price  Associates  or the Price Funds who, in  connection with his or her regular  functions or duties,  makes,  participates in, or obtains or has access to  information  regarding  the  purchase or sale of securities by a Price Fund or other advisory  client,  or whose  functions relate to the making of any recommendations  with respect to the purchases or sales; or

   o  any person in a control  relationship to Price  Associates or a Price Fund who obtains or has access to information  concerning  recommendations made to a Price Fund or other  advisory  client with regard to the  purchase or sale of securities by the Price Fund or advisory client.

   All Access Persons are notified of their status under the Code.

   INVESTMENT  PERSONNEL.  An Access Person is further identified as "INVESTMENT
   PERSONNEL" if, in connection with his or her regular  functions or duties, he or she  "makes  or  participates  in  making  recommendations  regarding  the purchase or sale of securities" by a Price Fund or other advisory client.

   The term "Investment Personnel" includes, but is not limited to:

   o  those  employees  who are  authorized to make  investment  decisions or to
      recommend  securities   transactions  on  behalf  of  the  firm's  clients
      (investment   counselors   and  members  of  the  mutual   fund   advisory
      committees);

   o  research and credit analysts; and

   o  traders who assist in the investment process.

   All  Investment  Personnel  are deemed  Access  Persons  under the Code.  All
   Investment Personnel are notified of their status under the Code.  Investment
   Personnel are prohibited from investing in initial public offerings.

NON-ACCESS  PERSONS.  Persons  who do not fall within the  definition  of Access
Persons are deemed "NON-ACCESS PERSONS".

QUESTIONS  ABOUT  THE  STATEMENT.  You are  urged  to  seek  the  advice  of the
Chairperson  of  the  Ethics  Committee  when  you  have  questions  as  to  the application of this Statement to individual circumstances.

TRANSACTIONS  SUBJECT TO STATEMENT.  Except as provided below, the provisions of this Statement apply to transactions that fall under either one of the following two conditions:

FIRST, you are a "BENEFICIAL  OWNER" of the security under the Rule 16a-1 of the
Securities Exchange Act of 1934 ("EXCHANGE ACT"), as defined below.

SECOND,  if you  CONTROL or direct  securities  trading  for  another  person or entity,  those  trades  are  subject  to  this  Statement  even if you are not a beneficial  owner of the  securities.  For example,  if you have an  exercisable trading authorization of an unrelated person's or entity's brokerage account, or are directing  another person's or entity's trades,  those  transactions will be subject to this  Statement  to the same extent your  personal  trades  would be, unless exempted as described below.

DEFINITION OF BENEFICIAL OWNER. A "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement,  understanding,  relationship, or  otherwise,  has or shares in the  opportunity,  directly or  indirectly,  to profit or share in any profit derived from a transaction in the security.

A person has beneficial ownership in:

   o  securities  held by members of the person's  immediate  family SHARING THE
      SAME HOUSEHOLD,  although the  presumption of beneficial  ownership may be rebutted;

   o  a person's interest in securities held by a trust,  which may include both trust beneficiaries or trustees with investment control;

   o  a person's right to acquire  securities through the exercise or conversion of any derivative security, whether or not presently exercisable;

   o  a general  partner's  proportionate  interest in the portfolio  securities held by a general or limited partnership;

   o  certain  performance-related  fees other than an asset-based fee, received by any  broker,  dealer,  bank,  insurance  company,  investment  company, investment  adviser,  investment  manager,  trustee  or  person  or entity performing a similar function; and

   o  a person's  right to dividends  that is  separated  or separable  from the underlying  securities.  Otherwise,  right to  dividends  alone  shall not represent beneficial ownership in the securities.

A shareholder shall not be deemed to have beneficial  ownership in the portfolio securities  held by a  corporation  or similar  entity in which the person  owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

REQUESTS FOR  EXEMPTIONS.  If you have beneficial  ownership of a security,  any transaction  involving  that  security is presumed to be subject to the relevant requirements of this Statement, UNLESS you have no control over the transaction.
Such a  situation  MAY arise,  for  example,  if you have  delegated  investment
authority  to  an  independent   investment  adviser,  or  your  spouse  has  an
independent  trading  program  in which  you have no input.  Similarly,  if your spouse has investment control over, but no beneficial ownership in, an unrelated account, an exemption may be appropriate.

If you are  involved in an  investment  account for a family  situation,  trust, partnership,  corporation,  etc.,  which you feel  should  not be subject to the
Statement's  relevant prior approval and/or reporting  requirements,  you should
submit  a  written   request  for   clarification   or  exemption  to  Baltimore
Legal/Compliance  (Attn.  D.  Jones).  Any such  request  for  clarification  or exemption should name the account,  your interest in the account, the persons or firms responsible for its management,  and the basis upon which the exemption is being claimed. Exemptions are NOT self-executing;  any exemption must be granted through Baltimore Legal/Compliance.

TRANSACTIONS IN STOCK OF PRICE ASSOCIATES.  Because Price Associates is a public company,  ownership of its stock subjects its officers,  inside and  independent directors,  and  employees  to  special  legal  requirements  under the  Federal securities  laws. Each officer,  director and employee is responsible for his or her own  compliance  with these  requirements.  In  connection  with these legal requirements, Price Associates has adopted the following rules and procedures:

   INDEPENDENT  DIRECTORS OF PRICE FUNDS. The independent directors of the Price
   Funds are prohibited from owning the stock of Price Associates.

   QUARTERLY EARNINGS REPORT. Generally, all employees and independent directors of Price  Associates  must  refrain  from  initiating  transactions  in Price
   Associates'  stock in which they have a  beneficial  interest  from the sixth trading  day  following  the  end of the  quarter  (or  such  other  date  as management  shall from time to time  determine)  until the third  trading day following the public release of earnings. Employees and independent directors will be notified  in writing  through  the Office of the  Secretary  of Price
   Associates ("SECRETARY") from time to time as to the controlling dates.

   PRIOR CLEARANCE.  Employees and independent directors of Price Associates are required to obtain  clearance  prior to effecting  any  proposed  transaction
   (including gifts and transfers)  involving shares of Price  Associates' stock owned beneficially or through the Employee Stock Purchase Plan.  Requests for prior  clearance  must be in writing on the form entitled,  "Notification  of
   Proposed  Transaction"  (available from Corporate Records  Department) and be submitted to the Secretary who is responsible  for processing and maintaining the records of all such requests. This would include sales of stock purchased through Price  Associates  Employee Stock  Purchase Plan ("ESPP").  Purchases
   effected  through  the  ESPP are  automatically  reported  to the  Secretary.
   Receiving  prior  clearance  does  not  relieve   employees  and  independent
   directors of Price  Associates  from  conducting  their  personal  securities transactions in full  compliance with the Code,  including its prohibition on trading while in possession of material, inside information.  Transactions in
   Price   Associates'   stock  are  subject  to  the  60-Day  Rule  except  for
   transactions effected through the ESPP and certain options exercises.  SEE p.
   4-18.

   =============================================================================
   ALL EMPLOYEES AND INDEPENDENT DIRECTORS OF PRICE ASSOCIATES MUST OBTAIN PRIOR
   CLEARANCE  OF ANY  TRANSACTION  INVOLVING  PRICE  ASSOCIATES'  STOCK FROM THE
   OFFICE OF THE SECRETARY OF PRICE ASSOCIATES.
   =============================================================================

   INITIAL  DISCLOSURE  OF  HOLDINGS.  Each  new  employee  must  report  to the
   Secretary  any  shares  of  Price  Associates'  stock  of which he or she has beneficial  ownership no later than 10 days after his or her starting date of employment.

   DIVIDEND  REINVESTMENT  PLANS.  Purchases  of Price  Associates'  stock owned outside of the ESPP and effected  through a dividend  reinvestment  plan need not receive prior  clearance if the  Secretary's  office has been  previously notified by the employee that he or she will be  participating  in that plan.
   Reporting  of  transactions  effected  through  that  plan  need only be made quarterly,  except  that  employees  who are  subject  to  Section  16 of the
   Securities  Exchange  Act of 1934  reporting  must report  such  transactions monthly.

   EFFECTIVENESS  OF PRIOR  CLEARANCE.  Prior clearance of transactions in Price
   Associates'  stock is effective for five (5) business days from and including the date the clearance is granted,  unless (i) advised to the contrary by the
   Secretary prior to the proposed transaction, or (ii) the person receiving the approval comes into possession of material, non-public information concerning the firm.  If the  proposed  transaction  in Price  Associates'  stock is not executed within this time period, a new clearance must be obtained.

   REPORTING OF DISPOSITION OF PROPOSED TRANSACTION. Covered persons must notify the  Secretary  of the  disposition  (whether the  proposed  transaction  was effected or not) of each transaction  involving  shares of Price  Associates'
   stock owned  directly  within two business days of its  execution,  or within seven business days of the date of prior clearance, if not executed.

   INSIDER  REPORTING AND  LIABILITY.  Under current  rules,  certain  officers, directors and 10% stockholders of a publicly traded company  ("INSIDERS") are subject to the requirements of Section 16. Insiders include the directors and certain managing directors of Price Associates.

   SEC REPORTING. There are three reporting forms which insiders are required to file with the SEC to report their  purchase,  sale and transfer  transactions in, and holdings of, Price  Associates'  stock.  Although the Secretary  will provide  assistance in complying with these  requirements as an accommodation to insiders,  it remains the legal  responsibility  of each insider to assure that the applicable reports are filed in a timely manner.

      o  FORM 3. The  initial  ownership  report by an insider is required to be filed on Form 3. This  report  must be filed  within  ten days  after a person becomes an insider (I.E.,  is elected as a director or appointed
         as  managing   director)  to  report  all  current  holdings  of  Price
         Associates' stock. Following the election or appointment of an insider, the  Secretary  will  deliver to the  insider a Form 3 for  appropriate signatures and will file such Form with the SEC.

      o  FORM 4. Any  change in the  insider's  ownership  of Price  Associates'
         stock  must  be  reported  on a Form 4  unless  eligible  for  deferred reporting  on  year-end  Form  5.  The  Form 4 is due by the  10th  day following the end of the month in which the ownership  change occurred.
         Following  receipt  of  the  Notice  of  Disposition  of  the  proposed transaction,  the  Secretary  will  deliver to the insider a Form 4, as applicable, for appropriate signatures and will file such Form with the
         SEC.

      o  FORM 5. Any  transaction  or holding which is exempt from  reporting on
         Form 4, such as option exercises, small purchases of stock, gifts, etc.
         may be reported on a deferred  basis on Form 5 within 45 days after the end of the calendar year in which the transaction  occurred.  No Form 5 is necessary if all transactions and holdings were previously  reported on Form 4.

      LIABILITY FOR SHORT-SWING  PROFITS.  Under Federal securities laws, profit realized by certain officers, as well as directors and 10% stockholders of a company  (including Price Associates) as a result of a purchase and sale
      (or sale and  purchase)  of stock of the  company  within a period of less than six months must be returned to the firm upon request.

   OFFICE OF THRIFT  SUPERVISION  ("OTS")  REPORTING.  Price  Associates  is the
   holding company of T. Rowe Price Savings Bank, which is regulated by the OTS.
   OTS regulations  require that the Managing Directors of Price Associates,  as well as any vice president in charge of any Price Associates' affiliate, file reports  regarding their personal  holdings of the stock of Price  Associates and of the stock of any  non-affiliated  savings  banks or  savings  and loan
   holding  companies.   Although  the  Secretary  will  provide  assistance  in
   complying  with  these  requirements  as an  accommodation,  it  remains  the responsibility  of each person  required to file such  reports to ensure that such reports are filed in a timely manner.

PRIOR CLEARANCE  REQUIREMENTS  (OTHER THAN PRICE  ASSOCIATES'  STOCK) FOR ACCESS
PERSONS.

ALL ACCESS  PERSONS must obtain prior  clearance  before  directly or indirectly initiating,  recommending,  or in any way participating in, the purchase or sale of a security in which the Access  Person has, or by reason of such  transaction may  acquire,  any  beneficial  interest  or  which he or she  controls,  unless exempted  below.  NON-ACCESS  PERSONS are NOT required to obtain prior clearance before engaging in any securities transactions,  except for transaction in Price
Associates' stock.

   =============================================================================
   ALL EMPLOYEES AND INDEPENDENT DIRECTORS OF PRICE ASSOCIATES MUST OBTAIN PRIOR
   CLEARANCE  OF ANY  TRANSACTION  INVOLVING  PRICE  ASSOCIATES'  STOCK FROM THE
   OFFICE OF THE SECRETARY OF PRICE ASSOCIATES.
   =============================================================================

Where  required,  prior  clearance  must be obtained  regardless  of whether the transaction  is  effected  through  TRP  Brokerage  or through  an  unaffiliated broker/dealer.  Receiving  prior  clearance does not relieve Access Persons from conducting  their personal  securities  transactions in full compliance with the
Code,  including  its  prohibition  on trading  while in possession of material, inside information,  and with applicable law, including the prohibition on Front
Running (see page 4-1 for  definition  of Front  Running).  Please note that the prior  clearance  procedures  do NOT check  compliance  with the 60-Day Rule (p.
4-17).

TRANSACTIONS   (OTHER  THAN  IN  PRICE  ASSOCIATES'  STOCK)  EXEMPT  FROM  PRIOR
CLEARANCE.  The  following  transactions  are  exempt  from the prior  clearance requirements:

   MUTUAL FUNDS AND VARIABLE  INSURANCE  PRODUCTS.  Purchases or  redemptions of shares of any open-end investment  companies,  including the Price Funds, and variable insurance products.

   UNIT  INVESTMENT  TRUSTS.  Purchases  or sales of shares  in unit  investment trusts.

   U.S. GOVERNMENT OBLIGATIONS.  Purchases or sales of direct obligations of the
   U.S. Government.

   PRO RATA  DISTRIBUTIONS.  Purchases effected by the exercise of rights issued pro rata to all  holders  of a class of  securities  or the sale of rights so received.

   MANDATORY TENDERS.  Purchases and sales of securities pursuant to a mandatory tender offer.

   SPOUSAL  PAYROLL  DEDUCTION  PLANS.  Purchases by an Access  Person's  spouse pursuant to a payroll deduction plan, provided the Compliance  Department has been  previously  notified  by the  Access  Person  that the  spouse  will be participating in the payroll deduction plan.

   EXERCISE  OF STOCK  OPTION OF  CORPORATE  EMPLOYER  BY  SPOUSE.  Transactions
   involving the exercise by an Access  Person's spouse of a stock option issued by the corporation employing the spouse.

   DIVIDEND  REINVESTMENT  PLANS.  Purchases  effected  through  an  established
   Dividend  Reinvestment  Plan ("DRP"),  provided the Compliance  Department is first notified by the Access Person that he or she will be  participating  in the DRP.  An Access  Person's  purchase of share(s) of the issuer to initiate participation in the DRP or an Access Person's purchase of shares in addition to those  purchased with  dividends (a "CONNECTED  PURCHASE") AND any sale of shares from the DRP MUST receive prior clearance.

   SYSTEMATIC   INVESTMENT  PLANS.   Purchases  effected  through  a  systematic
   investment plan involving the automatic  investment of a set dollar amount on predetermined dates,  provided the Compliance  Department has been previously notified  by the Access  Person that he or she will be  participating  in the plan.  An Access  Person's  purchase of  securities of the issuer to initiate participation  in the plan  AND any  sale of  shares  from  such a plan  MUST receive prior clearance.

   INHERITANCES. The acquisition of securities through inheritance.

   GIFTS. The giving of or receipt of a security as a gift.

PROCEDURES FOR OBTAINING PRIOR CLEARANCE  (OTHER THAN PRICE  ASSOCIATES'  STOCK)
FOR ACCESS  PERSONS.  ALL Access  Persons should follow the procedures set forth below before engaging in the transactions described.

   PROCEDURES  FOR  OBTAINING  PRIOR  CLEARANCE  FOR  INITIAL  PUBLIC  OFFERINGS
   ("IPOS"):

      NON-INVESTMENT PERSONNEL.  Access Persons who are NOT Investment Personnel
      ("NON-INVESTMENT  PERSONNEL") may purchase securities that are the subject of an IPO ONLY if  prior  written  approval  has  been  obtained  from the
      Chairperson of the Ethics  Committee or his or her designee  ("DESIGNEE"), which may include N. Morris,  S.  McCafferty  or A.  Brooks.  An IPO is an
      offering of securities  registered  under the  Securities Act of 1933 when the issuer of the securities, immediately before the registration, was not subject to certain reporting  requirements of the Securities  Exchange Act of 1934.

      In considering such a request for approval, the Chairperson will determine whether the proposed  transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. The Chairperson will also determine whether the following conditions have been met:

      1.  The purchase is made through the  Non-Investment  Personnel's  regular broker;

      2.  The number of shares to be purchased is  commensurate  with the normal size and activity of the Non-Investment Personnel's account; and

      3.  The transaction  otherwise meets the  requirements of the NASD's rules on free riding and withholding.

   Non-Investment  Personnel will not be permitted to purchase  shares in an IPO if any of the  firm's  clients  are  prohibited  from  doing  so.  Therefore,
   Non-Investment  Personnel MUST check with the Equity Trading Desk the day the offering is priced before purchasing in the IPO. This prohibition will remain in effect until the firm's  clients have had the  opportunity  to purchase in the secondary market once the underwriting is completed -- commonly  referred to as the aftermarket.

      INVESTMENT PERSONNEL.  Investment Personnel may NOT purchase securities in an IPO.

      NON-ACCESS  PERSONS.  Although  Non-Access  Persons  are not  required  to receive prior clearance before purchasing shares in an IPO, any Non-Access
      Person who is a registered representative of Investment Services should be aware that NASD rules may  restrict  his or her ability to buy shares in a
      "hot  issue,"  which  is a new  issue  that  trades  at a  premium  in the secondary market whenever that trading commences.

   PROCEDURES  FOR  OBTAINING  PRIOR  CLEARANCE FOR PRIVATE  PLACEMENTS.  Access
   Persons may not invest in a private  placement of  securities,  including the purchase of limited partnership interests,  unless prior written approval has been obtained from the Chairperson of the Ethics Committee or a Designee.  In
   considering  such a request for  approval,  the  Chairperson  will  determine whether the investment opportunity (private placement) should be reserved for the firm's  clients,  and whether  the  opportunity  is being  offered to the
   Access Person by virtue of his or her position with the firm. The Chairperson will also secure,  if appropriate,  the approval of the proposed  transaction from the chairperson of the applicable investment steering committee.

      CONTINUING  OBLIGATION.  An Access  Person who has  received  approval  to invest in a private  placement  of  securities  and who,  at a later date, anticipates  participating  in  the  firm's  investment  decision  process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client,  must  immediately  disclose his or her prior investment in the private placement to the Chairperson of the Ethics
      Committee and to the  chairperson of the appropriate  investment  steering committee.

   PROCEDURES   FOR  OBTAINING   PRIOR   CLEARANCE  FOR  ALL  OTHER   SECURITIES
   TRANSACTIONS.  Requests for prior  clearance by Access  Persons for all other securities  transactions  requiring  prior  clearance may be made orally,  in writing,  or by electronic  mail (e-mail  address  "Personal  Trades,"  which appears  under  "Trades" in the  electronic  mail address book) to the Equity
   Trading  Department  of  Price  Associates,  which  will be  responsible  for processing and  maintaining  the records of all such  requests.  All requests must include the name of the security, the number of shares or amount of bond involved,  whether a foreign  security  is  involved,  and the  nature of the transaction, I.E., whether the transaction is a purchase, sale or short sale.
   Responses to all requests will be made by the Trading Department  documenting the request and its approval/disapproval.

   Requests will normally be processed on the same day; however, additional time may be required for prior clearance of transactions in foreign securities.

   EFFECTIVENESS OF PRIOR CLEARANCE. Prior clearance of a securities transaction is effective  for three (3)  business  days FROM AND  INCLUDING  the date the clearance  is  granted,  regardless  of the  time of day  when  clearance  is granted. If the proposed  securities  transaction is not executed within this time, a new clearance must be obtained

REASONS  FOR  DISALLOWING  ANY  PROPOSED  TRANSACTION.   A  proposed  securities
transaction will be disapproved by the Trading Department and/or the Chairperson of the Ethics Committee if:

   PENDING CLIENT ORDERS. Orders have been placed by Price Associates or RPFI to purchase or sell the security.

   PURCHASES  AND SALES WITHIN SEVEN (7)  CALENDAR  DAYS.  The security has been purchased  or sold by any  client  of Price  Associates  or, in the case of a foreign  security,  for any client of either Price Associates or RPFI, within
   seven  calendar  days   immediately   prior  to  the  date  of  the  proposed
   transaction. For example, if a client transaction occurs on Monday, an Access
   Person may not purchase or sell that security  until Tuesday of the following week. If all clients have eliminated their holdings in a particular security,
   the  seven-day   restriction  is  not   applicable  to  an  Access   Person's
   transactions in that security.

   APPROVED  COMPANY  RATING  CHANGES.  A change in the  rating  of an  approved company as reported in the firm's Daily  Research  News has  occurred  within seven  (7)  calendar  days  immediately  prior  to the  date of the  proposed transaction. Accordingly, trading would not be permitted until the eighth (8)
   calendar day.

   SECURITIES SUBJECT TO INTERNAL TRADING RESTRICTIONS.  The security is limited or restricted  by Price  Associates or RPFI as to purchase or sale for client accounts.

REQUESTS FOR WAIVERS OF PRIOR CLEARANCE  DENIALS.  If an Access Person's request for prior  clearance has been denied,  he or she may apply to the Chairperson of the Ethics Committee for a waiver. All such requests must be in writing and must fully describe the basis upon which the waiver is being  requested.  Waivers are
NOT routinely granted.

BROKERAGE CONFIRMATIONS AND PERIODIC ACCOUNT STATEMENTS.  ALL ACCESS PERSONS AND
NON-ACCESS PERSONS must request  broker-dealers  executing their transactions to send to the attention of Compliance, Legal Department, T. Rowe Price Associates,
Inc., P.O. Box 17218,  Baltimore,  Maryland 21297-1218 a duplicate  confirmation
with  respect  to  each  and  every  reportable  transaction,   including  Price
Associates'  stock,  and a copy of all periodic  statements  for all  securities accounts in which the Access Person or  Non-Access  Person is considered to have beneficial ownership and/or control (see Page 4-4 for a discussion of beneficial ownership and control concepts).

NOTIFICATION  OF  BROKER/DEALER  ACCOUNTS.  ALL ACCESS  PERSONS  AND  NON-ACCESS
PERSONS must give written notice to Baltimore Legal/Compliance before opening or trading in a securities account with any broker/dealer, including TRP Brokerage.

   NEW   EMPLOYEES.   New  employees  must  give  written  notice  to  Baltimore
   Legal/Compliance  of any existing  securities  accounts  maintained  with any broker/dealer when joining the firm (no later than 10 days after the starting date).

   OFFICERS,  DIRECTORS AND REGISTERED  REPRESENTATIVES OF INVESTMENT  SERVICES.
   The  NASD  requires  each  associated  person  of T.  Rowe  Price  Investment
   Services, Inc. to:

   o  Obtain approval from Investment Services (request should be in writing and be directed to Baltimore  Legal/Compliance)  before opening or placing the initial trade in a securities account with any broker/dealer; and

   o  Provide the  broker/dealer  with written notice of his or her  association with Investment Services.

TRANSACTION   REPORTING   REQUIREMENTS   (OTHER  THAN  PRICE  ASSOCIATES'  STOCK
TRANSACTIONS).  ALL  Access  Persons  AND  Non-Access  Persons  must  report all securities transactions unless the transaction is exempted from reporting below.

   TRANSACTIONS  EXEMPT FROM REPORTING.  The following  transactions  are exempt from the reporting requirements:

      MUTUAL FUNDS AND VARIABLE INSURANCE  PRODUCTS.  The purchase or redemption of shares of any open-end investment companies, including the Price Funds, and variable  insurance  products,  except that any employee who serves as the president or executive  vice president of a Price Fund must report his or her beneficial ownership or control of shares in that Fund to Baltimore
      Legal/Compliance through electronic mail to Dottie Jones.

      STOCK  SPLITS AND SIMILAR  ACQUISITIONS.  The  acquisition  of  additional shares of existing  corporate  holdings through the reinvestment of income
      dividends  and  capital  gains  in  mutual  funds,  stock  splits,   stock
      dividends, exercise of rights, exchange or conversion.

      U.S.   GOVERNMENT   OBLIGATIONS.   Purchases  or   redemptions  of  direct
      obligations of the U.S. Government.

      DIVIDEND  REINVESTMENT  PLANS.  The purchase of securities  with dividends effected through an established DRP. If, however,  a Connected Purchase or a sale must receive prior  clearance (SEE p. 4-9), that  transaction  must also be reported.

   TRANSACTIONS  THAT MUST BE REPORTED.  Other than the  transactions  specified above as exempt,  ALL Access Persons AND  Non-Access  Persons are required to file a report of the following securities transactions:

      CLEARED  TRANSACTIONS.  Any  transaction  that  is  subject  to the  prior clearance  requirements,  including  purchases in initial public offerings and private placement  transactions.  Although  Non-Access Persons are not required to receive prior  clearance for  securities  transactions  (other than Price Associates' stock), they MUST report any transaction that would have been required to be prior cleared by an Access Person.

      UNIT  INVESTMENT  TRUSTS.  The  purchase  or  sale  of  shares  of a  Unit
      Investment Trust.

      PRO RATA DISTRIBUTIONS. Purchase effected by the exercise of rights issued pro rata to all holders of a class of  securities or the sale of rights so received.

      INHERITANCES. Acquisition of securities through inheritance.

      GIFTS. Acquisition or disposition of securities by gift.

      MANDATORY  TENDERS.  Purchases  and  sales  of  securities  pursuant  to a mandatory tender offer.

      SPOUSAL  PAYROLL  DEDUCTION   PLANS/SPOUSAL  STOCK  OPTION.   Transactions
      involving  the  purchase  or exchange  of  securities  by the spouse of an
      Access Person or Non-Access Person pursuant to a payroll deduction plan or the exercise by the spouse of an Access Person or  Non-Access  Person of a stock option issued by the spouse's employer. REPORTING OF SPOUSAL PAYROLL
      DEDUCTION PLAN  TRANSACTIONS  NEED ONLY BE MADE QUARTERLY;  REPORTING OF A
      SPOUSAL  STOCK  OPTION  EXERCISE  MUST  BE  MADE  WITHIN  TEN  DAYS OF THE
      EXERCISE.

      SYSTEMATIC  INVESTMENT  PLANS.  Transactions  involving  the  purchase  of securities  by  an  Access  Person  or  Non-Access  Person  pursuant  to a systematic  investment  plan.  REPORTING  OF  SYSTEMATIC  INVESTMENT  PLAN
      TRANSACTIONS NEED ONLY BE MADE QUARTERLY.

   REPORT  FORM.  If the  executing  broker/dealer  provides a  confirmation  or similar statement directly to Baltimore Legal/Compliance,  you do not need to make a further report.  All other  transactions  must be reported on the form designated "T. Rowe Price  Associates,  Inc.  Employee's Report of Securities
   Transactions,"    a   supply   of   which   is   available   from   Baltimore
   Legal/Compliance.

   WHEN  REPORTS ARE DUE. You must report a  securities  transaction  within ten
   (10) days  after the trade  date or within  (10) days after the date on which you first gain knowledge of the transaction (for example,  a bequest) if this is later.  Reporting of transactions  involving either systematic  investment plans or the  purchase  of  securities  by a  spouse  pursuant  to a  payroll deduction plan, however, may be reported quarterly.

TRANSACTION  REPORTING  REQUIREMENTS  FOR THE  INDEPENDENT  DIRECTORS  OF  PRICE
ASSOCIATES AND THE  INDEPENDENT  DIRECTORS OF THE PRICE FUNDS.  The  independent directors of Price  Associates and the independent  directors of the Price Funds are subject to the same reporting  requirements as Access Persons and Non-Access
Persons except that reports need only be filed  quarterly.  Specifically:  (1) a report  for  each  securities  transaction  must be filed  with  Baltimore/Legal
Compliance no later than ten (10) days after the end of the calendar  quarter in which the  transaction  was  effected;  and (2) a report  must be filed for each quarter,  regardless  of whether  there have been any  reportable  transactions.
Baltimore/Legal   Compliance  will  send  the  independent  directors  of  Price
Associates   and  the  Price  Funds  a  reminder   letter  and  reporting   form
approximately ten days prior to the end of each calendar quarter.

MISCELLANEOUS RULES REGARDING PERSONAL SECURITIES TRANSACTIONS. These rules vary in their applicability depending upon whether you are an Access Person.

The  following  rules apply to ALL Access  Persons AND  Non-Access  Persons and, where indicated,  to the independent directors of Price Associates and the Price
Funds.

   DEALING WITH CLIENTS. Access Persons,  Non-Access Persons and the independent directors  of Price  Associates  and the  Price  Funds may not,  directly  or indirectly,  sell to or purchase from a client any security. This prohibition does not  preclude the  purchase or  redemption  of shares of any mutual fund that is a client of Price Associates.

   CLIENT INVESTMENT PARTNERSHIPS.

      CO-INVESTING.  Access Persons and Non-Access  Persons,  including employee partnerships,  and the independent  directors of Price  Associates and the
      Price  Funds  are  not   permitted  to  co-invest  in  client   investment
      partnerships  of Price  Associates,  RPFI,  or their  affiliates,  such as
      Strategic Partners, Threshold, and International Partners.

      DIRECT  INVESTMENT.  The independent  directors of the Price Funds are not permitted to invest as limited partners in client investment  partnerships of Price Associates, RPFI, or their affiliates.

   INVESTMENT CLUBS. These restrictions vary depending upon the person's status, as follows:

      NON-ACCESS PERSONS. A Non-Access Person may form or participate in a stock or  investment  club  without  approval of the  Chairperson  of the Ethics
      Committee.  Only  transactions in Price  Associates'  stock are subject to prior clearance  requirements.  Club transactions must be reported just as the Non-Access Person's individual trades are reported.

      ACCESS PERSONS. An Access Person may not form or participate in a stock or investment  club unless prior written  approval has been obtained from the
      Chairperson of the Ethics  Committee.  All transactions by such a stock or investment  club in which an Access  Person has  beneficial  ownership  or control are subject to the same prior clearance and reporting requirements applicable to an individual Access Person's trades. However, if the Access
      Person has  beneficial  ownership  solely by virtue of his or her spouse's participation  in the club and has no  investment  control  or input  into decisions  regarding  the club's  securities  transactions,  he or she may
      request  the  waiver  of  prior  clearance   requirements  of  the  club's
      transactions (except for transactions in Price Associates' stock) from the
      Chairperson of the Ethics Committee as part of the approval process.

   MARGIN ACCOUNTS.  While brokerage  margin accounts are  discouraged,  you may open and maintain  margin  accounts for the purchase of  securities  provided such  accounts  are with  brokerage  firms with which you  maintain a regular brokerage account.

   TRADING  ACTIVITY.  You  are  discouraged  from  engaging  in  a  pattern  of securities transactions which either:

      o  Is so  excessively  frequent as to  potentially  impact your ability to carry out your assigned responsibilities, or

      o  Involves  securities  positions that are  disproportionate  to your net assets.

      At the  discretion of the  Chairperson  of the Ethics  Committee,  written notification of excessive trading may be sent to your supervisor.

The following rules apply ONLY to ACCESS PERSONS:

   LARGE COMPANY  EXEMPTION.  Although subject to prior clearance,  transactions involving securities in certain large companies, within the parameters set by the Ethics  Committee  (the  "EXEMPT  LIST"),  will be approved  under normal circumstances, as follows:

      TRANSACTIONS  INVOLVING EXEMPT LIST SECURITIES.  This exemption applies to transactions involving no more than $20,000 or the nearest round lot (even if the amount of the transaction  MARGINALLY exceeds $20,000) per security per week in  securities  of companies  with market  capitalizations  of $5 billion or more,  unless the rating on the  security  as  reported  in the firm's Daily Research News has been changed to a 1 or a 5 within the seven
      (7)  calendar  days  immediately   prior  to  the  date  of  the  proposed
      transaction.  If such a rating change has  occurred,  the exemption is not available.

      TRANSACTIONS  INVOLVING OPTIONS ON EXEMPT LIST SECURITIES.  Access Persons
      may not  purchase  uncovered  put options or sell  uncovered  call options unless otherwise  permitted under the "Options and Futures"  discussion on
      p. 4-16.  Otherwise,  in the case of options on an individual  security on the Exempt List (if it has not had a prohibited rating change),  an Access
      Person may trade the GREATER of 5 contracts or sufficient option contracts to control $20,000 in the underlying  security;  thus an Access Person may trade 5 contracts  even if this permits the Access  Person to control more than $20,000 in the underlying security.  Similarly, the Access Person may trade more than 5 contracts  as long as the number of  contracts  does not permit him or her to control more than $20,000 in the underlying security.

   These parameters are subject to change by the Ethics Committee.

   EXCHANGE-TRADED INDEX OPTIONS. Although subject to prior clearance, an Access
   Person's transactions  involving  exchange-traded  index options,  within the parameters  set by the  Ethics  Committee,  will  be  approved  under  normal circumstances.  Generally,  an  Access  Person  may trade  the  GREATER  of 5 contracts  or  sufficient  contracts  to control  $20,000  in the  underlying securities;  thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying  securities.
   Similarly,  the Access  Person may trade more than 5 contracts as long as the number of  contracts  does not permit him or her to control more than $20,000 in the underlying security.

   These parameters are subject to change by the Ethics Committee.

   CLIENT LIMIT ORDERS.  The Equity Trading Desk may approve an Access  Person's proposed  trade even if a limit  order has been  entered for a client for the same security, if:

      o  The Access Person's trade will be entered as a market order; and

      o  The  client's  limit  order is 10% or more away from the  market at the time of approval of the Access Person's trade.

   OPTIONS AND FUTURES.  Please consult the specific section on  Exchange-Traded
   Index Options (p. 4-16) for transactions in those options.

   =============================================================================
   BEFORE  ENGAGING IN OPTIONS AND FUTURE  TRANSACTIONS,  ACCESS  PERSONS SHOULD
   UNDERSTAND  THE IMPACT  THAT THE 60-DAY  RULE MAY HAVE UPON THEIR  ABILITY TO
   CLOSE OUT A POSITION WITH A PROFIT (SEE PAGE 4-17).
   =============================================================================

      OPTIONS  AND  FUTURES  ON  SECURITIES   AND  INDICES  NOT  HELD  BY  PRICE
      ASSOCIATES' OR RPFI'S  CLIENTS.  There are no specific  restrictions  with respect to the  purchase,  sale or  writing of put or call  options or any other option or futures activity,  such as multiple writings,  spreads and straddles,  on  securities  of  companies  (and options or futures on such securities)  which  are not held by any of  Price  Associates'  or  RPFI's clients.

      OPTIONS ON SECURITIES  OF COMPANIES  HELD BY PRICE  ASSOCIATES'  OR RPFI'S
      CLIENTS. With respect to options on securities of companies which are held by any of Price  Associates'  or RPFI's  clients,  it is the firm's policy that an Access Person should not profit from a price decline of a security owned by a client  (other  than an Index  account).  Therefore,  an Access
      Person may:  (i)  purchase  call options and sell covered call options and
      (ii) purchase  covered put options and sell put options.  An Access Person may not purchase  uncovered  put options or sell  uncovered  call options, even if the issuer of the underlying  securities is included on the Exempt
      List,  unless  purchased  in  connection  with  other  options on the same security as part of a straddle,  combination  or spread  strategy which is designed  to  result in a profit to the  Access  Person if the  underlying security  rises in or does not  change in value.  The  purchase,  sale and exercise  of options  are  subject to the same  restrictions  as those set forth with respect to securities, I.E., the option should be treated as if it were the common stock itself.

      OTHER OPTIONS AND FUTURES HELD BY PRICE ASSOCIATES' OR RPFI'S CLIENTS. Any
      other  option or futures  transaction  with respect to domestic or foreign securities  held by any of Price  Associates'  clients or with  respect to foreign  securities held by RPFI's clients will be approved or disapproved on a case-by-case basis after due consideration is given as to whether the proposed transaction or series of transactions might appear to or actually create a conflict with the interests of any of Price Associates' or RPFI's clients.  Such transactions include transactions in futures and options on futures involving financial instruments regulated solely by the CFTC.

      SHORT SALES. Short sales by Access Persons are subject to prior clearance.
      In addition, Access Persons may not sell any security short which is owned by any client of Price Associates or RPFI,  except that short sales may be made "against the box" for tax purposes. A short sale "against the box" is one in which the seller  owns an amount of  securities  equivalent  to the number he or she sells  short.  All short  sales,  including  short  sales against the box, are subject to the 60-Day Rule described below.

      THE 60-DAY RULE.  Access  Persons are  prohibited  from profiting from the purchase  and  sale or sale  and  purchase  of the  same  (or  equivalent)
      securities  within 60 calendar  days. An  "equivalent"  security means any option,  warrant,  convertible  security,  stock  appreciation  right,  or similar right with an exercise or conversion  privilege at a price related to the subject security,  or similar  securities with a value derived from the value of the subject security.  Thus, for example,  the rule prohibits options transactions on or short sales of a security within 60 days of its purchase. In addition,  the rule applies regardless of the Access Person's other holdings of the same security or whether the Access Person has split his or her holdings into tax lots.  For example,  if an Access Person buys
      100  shares of XYZ stock on March 1, 1998 and  another  100  shares of XYZ stock on March 1, 2000,  he or she may not sell ANY shares of XYZ stock at a profit for 60 days  following  March 1, 2000.  The 60-Day  Rule  "clock"
      restarts EACH time the Access Person trades in that security.

         EXEMPTIONS FROM THE 60-DAY RULE. The 60-Day Rule does not apply to:

            o  any transaction by a Non-Access Person except for transactions in
               Price Associates' stock not exempted below;

            o  any transaction exempt from prior clearance (SEE p. 4-8);

            o  the  purchase  and sale or sale and  purchase of exchange  traded index options;

            o  any transaction in Price  Associates'  stock effected through the
               ESPP; and

            o  the exercise of "in the money" Price  Associates'  stock  options and the subsequent sale of the derivative shares.

         Prior clearance procedures do NOT check compliance with the 60-Day Rule when considering a trading request.  Access Persons are responsible for checking their compliance with this rule before entering a trade.

         Access Persons may request a waiver from the 60-Day Rule. Such requests should  be  directed  in  writing  to the  Chairperson  of  the  Ethics
         Committee. These waivers are NOT routinely granted.

      INVESTMENTS  IN  NON-LISTED  SECURITIES  FIRMS.  Access  Persons  may  not
      purchase or sell the shares of a  broker/dealer,  underwriter or federally registered  investment adviser unless that entity is traded on an exchange or listed  as a NASDAQ  stock or  permission  is given  under the  Private
      Placement Procedures (SEE p. 4-10).

OWNERSHIP  REPORTING  REQUIREMENTS  - ONE-HALF OF ONE PERCENT  OWNERSHIP.  If an
employee  or an  independent  director  of Price  Associates  or an  independent director  of the Price  Funds owns more than 1/2 of 1% of the total  outstanding shares of a public or  private  company,  he or she must  immediately  report in writing  such  fact to  Baltimore  Legal/Compliance,  providing  the name of the company and the total number of such company's shares beneficially owned.

DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS.  Upon commencement of  employment,  appointment  or  promotion  (no  later  than 10 days  after the starting  date),  each  Access  Person  must  disclose  in writing  all  current securities  holdings  in  which  he or  she is  considered  to  have  beneficial
ownership  and  control  ("Securities   Holdings  Report")  (see  page  4-4  for
definition of the term  Beneficial  Owner).  The form to provide the  Securities
Holding Report will be provided upon commencement of employment,  appointment or promotion and should be submitted to Baltimore Legal/Compliance.

All  Investment  Personnel  and Managing  Directors  are also required to file a
Securities  Holding Report on an annual basis,  in  conjunction  with the annual verification process.  Effective January 2001, this requirement will be extended to ALL Access Persons, pursuant to federal law.

CONFIDENTIALITY  OF RECORDS.  Price Associates makes every effort to protect the privacy of all persons and entities in connection with their Securities Holdings
Reports and Reports of Securities Transactions.

SANCTIONS. Strict compliance with the provisions of this Statement is considered a basic provision of association  with Price Associates and the Price Funds. The
Ethics Committee and Baltimore  Legal/Compliance  are primarily  responsible for administering this Statement.  In fulfilling this function, the Ethics Committee will institute such procedures as it deems reasonably  necessary to monitor each person's and entity's  compliance  with this Statement and to otherwise  prevent and detect violations.

   VIOLATIONS  BY ACCESS  PERSONS,  NON-ACCESS  PERSONS AND  DIRECTORS  OF PRICE
   ASSOCIATES.  Upon  discovering a material  violation of this Statement by any person or entity  other than an  independent  director of a Price  Fund,  the
   Ethics  Committee will impose such sanctions as it deems  appropriate  and as are approved by the Management Committee or the Board of Directors including,
   INTER  ALIA,  a letter of censure or  suspension,  a fine,  a  suspension  of trading  privileges or  termination of employment  and/or  officership of the violator.  In  addition,  the  violator may be required to surrender to Price
   Associates,  or to the party or parties it may designate, any profit realized from any  transaction  that is in violation of this  Statement.  All material violations of this  Statement  shall be reported to the Board of Directors of
   Price Associates and to the Board of Directors of any Price Fund with respect to whose securities such violations may have been involved.

   VIOLATIONS  BY  INDEPENDENT  DIRECTORS OF PRICE  FUNDS.  Upon  discovering  a material  violation of this Statement by an  independent  director of a Price
   Fund, the Ethics  Committee shall report such violation to the Board on which the director serves. The Price Fund Boards will impose such sanctions as they deem appropriate.

   VIOLATIONS  BY  BALTIMORE  EMPLOYEES  OF RPFI OR TRFAM.  Upon  discovering  a material violation of this Statement by a Baltimore-based employee of RPFI or
   TRFAM,  the Ethics  Committee  shall  report such  violation  to the Board of
   Directors  of RPFI or  TRFAM,  as  appropriate.  A  material  violation  by a
   Baltimore-based  employee  of RPFI  shall  also be  reported  to the Board of
   Directors of any RPFI Fund with respect to whose  securities  such violations may have been involved.

March, 2000

                         T. ROWE PRICE ASSOCIATES, INC.
                               STATEMENT OF POLICY
                                       ON
                            CORPORATE RESPONSIBILITY

PRICE ASSOCIATES'  FIDUCIARY  POSITION.  As an investment adviser, T. Rowe Price
Associates,  Inc. ("PRICE ASSOCIATES") is in a fiduciary  relationship with each of its clients.  This fiduciary duty obligates  Price  Associates to act with an eye only to the benefit of its clients.  Accordingly,  when  managing its client accounts (whether private counsel clients,  mutual funds, limited  partnerships, or  otherwise),  Price  Associates'  primary  responsibility  is to optimize the financial returns of its clients consistent with their objectives and investment program.

DEFINITION  OF  CORPORATE  RESPONSIBILITY  ISSUES.  Concern over the behavior of corporations has been present since the Industrial  Revolution.  Each generation has focused its attention on specific issues. Concern over the abuses of the use of child labor in the 1800's was primarily addressed by legislative action which mandated  corporate  America  to adhere to new laws  restricting  and  otherwise governing  the  employment  of  children.  In other  instances,  reform has been achieved  through  shareholder  action -- namely,  the  adoption of  shareholder proposals.  The corporate  responsibility issues most often addressed during the past decade have involved:

   o  Ecological  issues,  including  toxic hazards and pollution of the air and water;

   o  Employment practices, such as the hiring of women and minority groups;

   o  Product quality and safety;

   o  Advertising practices;

   o  Animal testing;

   o  Military and nuclear issues; and

   o  International  politics and  operations,  including the world debt crisis, infant formula, and child labor laws.

CORPORATE  RESPONSIBILITY  ISSUES IN THE INVESTMENT  PROCESS.  Price  Associates
recognizes  the  legitimacy of public concern over the behavior of business with respect to issues of corporate  responsibility.  Price Associates'  policy is to carefully  review the merits of such issues that  pertain to any issuer which is held in a client  portfolio or which is being  considered for investment.  Price
Associates  believes that a corporate  management's  record of  identifying  and resolving  issues of  corporate  responsibility  is a  legitimate  criteria  for
evaluating  the  investment   merits  of  the  issuer.   Enlightened   corporate
responsibility  can enhance a issuer's long term prospects for business success.
The absence of such a policy can have the converse effect.

CORPORATE  RESPONSIBILITY  COMMITTEE.  Since 1971,  Price  Associates  has had a
Corporate Responsibility Committee, which is responsible for:

   o  Reviewing   and   establishing   positions   with   respect  to  corporate
      responsibility  issues  that are  presented  in the  proxy  statements  of portfolio companies; and

   o  Reviewing  questions and  inquiries  received from clients and mutual fund shareholders pertaining to issues of corporate responsibility.

QUESTIONS  REGARDING  CORPORATE  RESPONSIBILITY.  Should  an  employee  have any questions  regarding  Price  Associates'  policy  with  respect  to a  corporate responsibility  issue or the  manner  in which  Price  Associates  has  voted or intends  to vote on a proxy  matter,  he or she  should  contact a member of the
Corporate Responsibility Committee or Price Associates' Proxy Administrator.

March, 2000

                         T. ROWE PRICE ASSOCIATES, INC.
                               STATEMENT OF POLICY
                 WITH RESPECT TO COMPLIANCE WITH COPYRIGHT LAWS

PURPOSE OF STATEMENT OF POLICY. To protect the interests of Price Associates and its  employees,  Price  Associates  has adopted  this  Statement  of Policy with
Respect  to  Compliance  with  Copyright  Laws  ("STATEMENT"  to: (1) inform its employees regarding the legal principles governing copyrights,  trademarks,  and service  marks;  and (2)  ensure  that  Price  Associates'  various  copyrights, trademarks, and service marks are protected from infringement.

DEFINITION OF TRADEMARK, SERVICE MARK, AND COPYRIGHT

   TRADEMARK. A trademark is normally a word, phrase, or symbol used to identify and distinguish a product or a company.  For example,  KLEENEX is a trademark for a particular brand of facial tissues.

   SERVICE  MARK. A service mark is normally a word,  phrase,  or symbol used to identify and distinguish a service or the provider of a service. For example,
   INVEST WITH  CONFIDENCE  is a registered  service mark which  identifies  and
   distinguishes   the  mutual  fund  management   services   offered  by  Price
   Associates.   The  words  "trademark"  and  "service  mark"  are  often  used interchangeably, but as a general rule a trademark is for a tangible product, whereas a service mark is for an intangible good or service.  Because most of
   Price  Associates'  business  activities  involve  providing  services (E.G.,
   investment  management;   transaction  processing  and  account  maintenance;
   information,  etc.), most of Price  Associates'  registered marks are service marks.

   COPYRIGHT.  In order to protect the  authors  and owners of books,  articles, drawings,  music, or computer programs and software,  the U.S.  copyright law makes  it a crime to  reproduce,  IN ANY  MANNER,  any  copyrighted  material without the express  written  permission  of the author or  publisher.  Under current law, all original works are copyrighted at the moment of creation; it is no longer necessary to register a copyright.  Copyright  infringements may result  in  judgments  of  actual  damages  (I.E.,  the  cost  of  additional subscriptions), as well as punitive damages, which can be as high as $100,000 per infringement.

REGISTERED  TRADEMARKS AND SERVICE MARKS. Once Price Associates has registered a trademark or service mark with the U.S. Patent and Trademark  Office, it has the exclusive  right to use that mark.  In order to preserve  rights to a registered trademark  or  service  mark,  Price  Associates  must  (1)  use  the  mark on a
continuous   basis  and  in  a  manner   consistent   with  the  Certificate  of
Registration; (2) place an encircled "R" ((R)) next to the mark in the first, or most  prominent,  occurrence  in all publicly  distributed  media;  and (3) take action against any party infringing upon the mark.

ESTABLISHING  A  TRADEMARK  OR  SERVICE  MARK.  The  Legal  Department  has  the
responsibility  to register and maintain all  trademarks  and service  marks and protect  them  against any  infringement.  If Price  Associates  or a subsidiary wishes to utilize a particular word, phrase, or symbol as a trademark or service mark,  the Legal  Department  must be  notified as far in advance as possible so that a search may be conducted  to  determine  if the proposed  mark has already been registered or used by another entity.  Until clearance is obtained from the
Legal Department, no new mark should be used. This procedure has been adopted to ensure  that  Price  Associates  does  not  unknowingly  infringe  upon  another company's  mark. Once a proposed mark is cleared for use, it must be accompanied by the abbreviations "TM" or "SM," as appropriate, until it has been registered.
All trademarks and service marks which have been registered with the U.S. Patent and Trademark  Office must be  accompanied  by an encircled "R" when used in any public document. These symbols need only accompany the mark in the first or most prominent place it is used in each publicly circulated document.  Subsequent use of the same  trademark  or  service  mark in such  material  does not need to be
marked.  The  Legal  Department   maintains  a  written  summary  of  all  Price
Associates'  registered and pending trademarks and service marks. All registered and pending  trademarks  and service  marks are also listed in the T. Rowe Price
Style Guide.  If you have any  questions  regarding the status of a trademark or service mark, you should contact the Legal Department.

INFRINGEMENT OF PRICE ASSOCIATES'  REGISTERED MARKS. If an employee notices that another  entity  is using a mark  similar  to one  which  Price  Associates  has registered,  the  Legal  Department  should  be  notified  immediately  so  that appropriate  action can be taken to protect Price  Associates'  interests in the mark.

REPRODUCTION OF ARTICLES AND SIMILAR MATERIALS FOR INTERNAL DISTRIBUTION, OR FOR
DISTRIBUTION TO  SHAREHOLDERS,  CLIENTS AND OTHERS OUTSIDE THE FIRM. In general, the reproduction of copyrighted material is a federal offense.  Exceptions under the "FAIR USE" doctrine include reproduction for scholarly purposes,  criticism, or  commentary,  which  ordinarily  do  not  apply  in a  business  environment.
OCCASIONAL  copying of a relatively small portion of a newsletter or magazine to keep in a file,  circulate to colleagues  with  commentary,  or send to a client with commentary is generally permissible under the "fair use" doctrine.  Written permission from the author or publisher must be obtained by any employee wishing to  reproduce  copyrighted  material  for  INTERNAL  OR  EXTERNAL  distribution, including  distribution  via  the  Internet  or the T.  Rowe  Price  Associates'
intranet.  It is the  responsibility  of each  employee to obtain  permission to reproduce copyrighted material. Such permission must be in writing and forwarded to the Legal Department. If the publisher will not grant permission to reproduce copyrighted material, then the requestor must purchase from the publisher either additional subscriptions to the periodical or the reprints of specific articles.
The original  article or  periodical  may be  circulated  as an  alternative  to purchasing additional subscriptions or reprints.

PERSONAL COMPUTER SOFTWARE PROGRAMS.  Software products and on-line  information services purchased for use on Price Associates' personal computers are generally copyrighted material and may not be reproduced without proper authorization from the software vendor. See the T. Rowe Price Associates,  Inc. Statement of Policy
With Respect to Computer Security and Related Issues for more information.

March, 2000

                         T. ROWE PRICE ASSOCIATES, INC.
                       STATEMENT OF POLICY WITH RESPECT TO
                      COMPUTER SECURITY AND RELATED ISSUES

PURPOSE OF  STATEMENT  OF POLICY.  The  central  and  critical  role of computer systems in our firm's  operations  underscores  the  importance  of ensuring the integrity of these systems. The data stored on our firm's computers,  as well as the specialized  software programs and systems developed for the firm's use, are extremely valuable assets and very confidential.

This  Statement of Policy  ("STATEMENT")  establishes a  comprehensive  computer security program which has been designed to:

   o  prevent the  unauthorized  use of or access to our firm's computer systems
      (collectively  the  "SYSTEMS"),   including  the  firm's  electronic  mail
      ("E-MAIL") and voice mail systems;

   o  prevent breaches in computer security;

   o  maintain the integrity of confidential information; and

   o  prevent the  introduction of computer  viruses into our Systems that could imperil the firm's operations.

In addition,  the Statement  describes  various  issues that arise in connection with the application of U.S. Copyright Law to computer software.

Any  material  violation  of this  Statement  may lead to  sanctions,  which may include dismissal of the employee or employees involved.

CONFIDENTIALITY  OF SYSTEMS  ACTIVITIES AND INFORMATION.  Systems activities and information stored on our firm's computers (including e-mail and voice mail) may be subject to  monitoring  by firm  personnel or others.  All such  information, including  messages on the firm's e-mail and voice mail systems,  are records of the firm and the sole  property  of the  firm.  The firm  reserves  the right to monitor,  access,  and disclose for any purpose all  information,  including all messages sent,  received,  or stored through the Systems.  The use of the firm's computer  Systems is for the  transaction of firm business and is for authorized users only.  All firm  policies  apply to the use of the  Systems.  SEE Employee
Handbook.

By using the firm's Systems, you agree to be bound by this Statement and consent to the access to and disclosure of all  information,  including e-mail and voice mail messages,  by the firm. Employees do not have any expectation of privacy in connection with the use of the Systems,  or with the transmission,  receipt,  or storage of information in the Systems.

Information entered into our firm's computers but later deleted from the Systems may continue to be maintained permanently on our firm's back-up tapes. Employees should take care so that they do not create  documents  or  communications  that might  later be  embarrassing  to them or to our firm.  This  policy  applies to
e-mail and voice mail, as well to any other communication on a System.

SECURITY  ADMINISTRATION.  Enterprise  Security  in  T.  Rowe  Price  Investment
Technologies,  Inc. ("TRPIT") is responsible for identifying  security needs and overseeing the  maintenance  of computer  security,  including  Internet-related security issues.

AUTHORIZED SYSTEMS USERS. In general, access to any type of System is restricted to  authorized  users  who  need  access  in  order to  support  their  business activities.  Access for mainframe, LAN and external Systems must be requested on a "Systems  Access Request" form. A hard copy can be printed from the Enterprise
Security intranet site or obtained from Enterprise Security. Access requests and changes must be approved by the appropriate  supervisor or manager in the user's department.

AUTHORIZED  APPLICATION USERS.  Access to specific computer  applications (I.E.,
Finance,  Retirement Plan Services  systems,  etc.) can also be requested.  Many application  systems  have an  additional  level  of  security,  such  as  extra passwords.  If a user wants access to an application or data that is outside the normal  scope  of his or  her  business  activity,  additional  approval  may be required  from the  "Owner"  of such  application  or data.  The  "Owner" is the employee who is responsible for making  judgments and decisions on behalf of the firm with regard to the  application or data,  including the authority to decide who may have access.

USER-IDS,  PASSWORDS,  AND OTHER SECURITY  ISSUES.  Once a request for access is approved,  a unique  "User-ID"  will be assigned  the user.  Each  User-ID has a password that must be kept confidential by the user. For most systems, passwords must be changed on a regular schedule and Enterprise  security has the authority to determine  the password  policy.  User-IDs and  passwords  may not be shared.
Users can be held  accountable for work performed with their User-IDs.  Personal computers  must not be left logged on and  unattended  unless screen savers with passwords or  software-based  keyboard locks are utilized.  Enterprise  Security recommends that GroupWise e-mail accounts be password protected.

EXTERNAL COMPUTER SYSTEMS.  Our data processing  environment  includes access to data stored not only on our firm's computers, but also on external systems, such as DST.  Although the security  practices  governing  these outside  systems are established by the providers of these external  systems,  requests for access to such systems should be directed to Enterprise  Security.  User-IDs and passwords to these systems must be kept confidential by the user.

ACCESS  TO THE  INTERNET  AND OTHER  ON-LINE  SERVICES.  Access to the  Internet
(including,  but not limited to,  e-mail,  remote FTP,  Telnet,  World Wide Web,
Gopher, remote administration,  secure shell, and using IP tunneling software to remotely control Internet servers) presents special security  considerations due to the world-wide nature of the connection and the security  weaknesses  present in Internet protocols and services.  The firm can provide  authorized  employees and other staff with access to Internet e-mail and other Internet services (such as the World Wide Web) through a direct connection from the firm's network.

Access to the Internet or Internet services from our firm's computers, including the firm's e-mail system,  is permitted only for legitimate  business  purposes.
Such access  must be  requested  through  Enterprise  Security,  approved by the employee's supervisor, and provided only through firm approved connections.  All firm  policies  apply  to the use of the  Internet  or  Internet  services.  SEE
Employee Handbook.

   USE OF INTERNET.  In accordance with firm policies,  employees are prohibited from accessing inappropriate sites, including,  but not limited to, adult and
   gambling  sites.   Firm  personnel   monitor   Internet  use  for  visits  to
   inappropriate   sites  and  for  inappropriate  use.  Should  employees  have questions  regarding what constitutes an inappropriate  site or inappropriate use,  they  should  discuss  it first with  their  manager  who may refer the question to Human Resources.  Inappropriate use of the Internet, or accessing inappropriate  sites, may lead to sanctions,  which may include  dismissal of the employee or employees involved.

   DIAL-OUT ACCESS.  Using a modem or an Internet  connection on a firm computer housed at any of the firm's  offices to access an Internet  service  provider using one's home or personal  account is  prohibited,  unless this account is being used by authorized personnel to service Price Associates' connection to the Internet.  When Internet access is granted, the employee will be asked to reaffirm his or her understanding of this Statement.

   Unauthorized  modems are not permitted.  Dial-out access that circumvents the
   Internet  firewall or proxy  server,  except by  authorized  personnel in the business of Price Associates, is prohibited.

   ON-LINE  SERVICES.  Access to America OnLine  ("AOL"),  CompuServe,  or other commercial  on-line  service  providers is not permitted from a firm computer
   except  for  a  legitimate   business  purpose  approved  by  the  employee's
   supervisor and with software  obtained through the Help Desk at x4357 (select menu option 1).

   PARTICIPATION ON BULLETIN BOARDS.  Because  communications by our firm or any of its employees on on-line  service  bulletin boards are subject to federal, state and NASD advertising regulations, unsupervised participation can result in serious  securities  violations.  Certain  designated  employees have been authorized to use AOL to monitor and respond to inquiries  about our firm and its investment services and products.  Any employee other than those assigned to this special group must first receive the authorization of a member of the
   Board of T. Rowe Price  Investment  Services,  Inc. and the Legal  Department
   before  initiating or responding to a message on any computer  bulletin board relating to the firm, a Price Fund or any  investment or brokerage  option or service.  This policy applies whether or not the employee intends to disclose his or her  relationship  to the firm,  whether or not our firm  sponsors the bulletin  board,  and whether or not the firm is the  principal  focus of the bulletin board.

   E-MAIL  USE.  Access  to the  firm's  e-mail  system  is  permitted  only for legitimate  business purposes.  All firm policies apply to the use of e-mail.
   Firm  personnel  may  monitor  e-mail  usage for  inappropriate  use.  Should employees have questions  regarding what constitutes  inappropriate use, they should  discuss it first with their  manager  who may refer the  question  to
   Human Resources. Inappropriate use of e-mail may lead to sanctions, which may include dismissal of the employee or employees involved.

   E-mail services,  other than those provided or approved by Price  Associates, may not be used for business purposes. In addition, accessing e-mail services not  provided or approved by Price  Associates  from firm  equipment  for any reason could allow the  introduction  of viruses or  malicious  code into the network, or lead to the compromise of confidential data.

   Employees  should  understand  that e-mail sent  through the  Internet is not secure and could be intercepted by a third party.

DIAL-IN ACCESS.  The ability to access our firm's computer Systems from a remote location is also limited to authorized  users.  Phone numbers used to access our firm's computer Systems are confidential. A security system that uses a one-time password or other strong  authentication  method must be employed when accessing our firm's network from a remote computer.  Authorization  for remote access can be requested by completing a "Systems  Access  Request"  form.  Any employee who requires remote access should contact the Help Desk at x4357 (select menu option
1) for desktop setup.

VIRUS  PROTECTION.  A computer  virus is a program  designed to damage or impair software or data on a computer  system.  Software  from any  outside  source may contain a computer  virus or  similar  malicious  code.  Types of  carriers  and transmission  methods increase daily and currently include diskettes,  CDs, file downloads,  executables,  and e-mail attachments. A comprehensive malicious code prevention and control program is in place  throughout  Price  Associates.  This program  provides policy and procedures for anti-virus  controls on all systems.
More  information  about  the  anti-virus  program  can be  found  on the  TRPIT
Intranet.

Introducing a virus or similar malicious code into the Price Associates  Systems by engaging in prohibited  actions,  such as  downloading  non-business  related software, or by failing to implement recommended  precautions,  such as updating virus scanning  software on remote  machines,  may lead to sanctions,  which may include dismissal of the employee or employees involved.

   VIRUS SCANNING  SOFTWARE.  As part of the TRPIT's anti-virus  program,  virus scanning software is installed on the majority of applicable platforms.  This software is designed to detect and eradicate malicious code and viruses.  All desktop computers have the corporate  standard  anti-virus  scanning software installed  and running.  This  software is installed  and  configured  by the
   Distributed  Processing  Support Group and runs  constantly.  Virus  scanning software updates are automatically distributed to the desktops as they become available.  Desktop virus scanning  software can also be used by the employee to scan diskettes, CDs, directories, and attachments "on demand". Contact the
   Help Desk at x4357 (select menu option 3) for assistance.

   E-MAIL.  An e-mail  anti-virus  gateway  scans the  content  of  inbound  and outbound e-mail for viruses.  Infected e-mail and attachments will be cleaned when  possible and  quarantined  when not  cleanable.  Updating of the e-mail gateway anti-virus software and pattern files is done automatically.

   PORTABLE AND REMOTE  COMPUTERS.  Laptops and other  computers  that  remotely access the TRPIT  network  are also  required  to have the latest  anti-virus software and pattern files. IT IS THE  RESPONSIBILITY  OF EACH USER TO ENSURE
   THAT HIS OR HER PORTABLE COMPUTER'S ANTI-VIRUS SOFTWARE IS REGULARLY UPDATED.
   The Help  Desk has  instructions  available.  Contact  the Help Desk at x4357
   (select menu option 3) to obtain further information.

   DOWNLOADING  OR  COPYING.  The user of a PC with a modem or with an  Internet connection has the ability to connect to other computers or on-line  services outside of the firm's  network and there may be business  reasons to download or copy software from those sources.  Downloading or copying software,  which includes documents,  graphics,  programs and other computer-based  materials, from any  outside  source  is not  permitted  unless  it is for a  legitimate business  purpose because  downloads and copies could  introduce  viruses and malicious code into the Systems.

   OTHER  CONSIDERATIONS.  Users must log off the System each night.  Unless the user logs off,  virus  software on each  workstation  cannot pick up the most current virus scanning downloads or the most current software updates for the user's System. Employees must call the Help Desk at x4357 (select menu option
   3) when viruses are detected so that it can ensure that appropriate  tracking and follow-up take place. Do not forward any "virus warning" mail received to other  staff  until you have  contacted  the Help  Desk,  since many of these warnings are hoaxes.  When notified that a user has received  "virus warning"
   mail, the Help Desk will contact  Enterprise  Security,  whose personnel will check to determine the validity of the virus warning.

APPLICATION OF U.S.  COPYRIGHT LAW TO SOFTWARE  PROGRAMS.  Software products and on-line  information  services  purchased for use on Price Associates'  personal computers are generally  copyrighted  material and may not be reproduced without proper authorization from the software vendor. This includes the software on CDs or  diskettes,  any  program  manuals  or  documentation,  and data or  software retrievable from on-line information systems.  Unauthorized reproduction of such material or information,  or downloading or printing such material, is a federal offense,  and the software vendor can sue to protect the developer's  rights. In addition to criminal penalties such as fines and imprisonment, civil damages can be awarded in excess of $50,000.

GUIDELINES FOR USING PERSONAL COMPUTER SOFTWARE

   ACQUISITION AND INSTALLATION OF SOFTWARE. Only Distributed Processing Support
   Group  approved and installed  software is authorized.  Any software  program that is to be used by an employee of Price  Associates in connection with the business of the firm must be ordered  through the Help Desk at x4357  (select menu option 1) and installed by the Distributed  Processing  Support Group of
   TRPIT.

   LICENSING.  Software  residing  on  firm  LAN  servers  will be  either:  (1)
   maintained at an  appropriate  license level for the number of users,  or (2)
   made accessible only for those for whom it is licensed.

   ORIGINAL CDS,  DISKETTES AND COPIES. In most cases,  software is installed by the  Distributed  Processing  Support  Group and  original  software  CDs and diskettes  are not  provided to the user.  In the event that  original CDs or
   diskettes  are  provided,   they  must  be  stored  properly  to  reduce  the
   possibility  of damage or theft.  CDs and diskettes  should be protected from extreme  heat,  cold,  and contact with  anything that may act as a magnet or otherwise damage them.  Employees may not make additional  copies of software or software manuals obtained through the firm.

   RECOMMENDATIONS,  UPGRADES, AND ENHANCEMENTS.  All recommendations  regarding computer  hardware and software programs are to be forwarded to the Help Desk at  x4357  (select  menu  option  1),  which  will  coordinate  upgrades  and enhancements.

QUESTIONS  REGARDING  THIS  STATEMENT.  Any questions  regarding  this Statement should be directed to Enterprise Security in TRPIT.

March, 2000

                         T. ROWE PRICE ASSOCIATES, INC.
                               STATEMENT OF POLICY
                                       ON
                         COMPLIANCE WITH ANTITRUST LAWS

PURPOSE

   To protect the interests of the company and its employees,  Price  Associates has  adopted  this  Statement  of  Policy  on  Compliance  with  Antitrust  Laws
("STATEMENT") to:

   (1)  Inform  employees  about  the  legal  principles   governing  prohibited
        anticompetitive  activity in the conduct of Price Associates'  business;
        and

   (2)  Establish  guidelines  for contacts with other members of the investment management industry to avoid violations of the antitrust laws.

THE BASIC ANTICOMPETITIVE ACTIVITY PROHIBITION

   Section 1 of the  Sherman  Antitrust  Act (the "ACT")  prohibits  agreements, understandings,  or joint actions between companies that constitute a "RESTRAINT
OF TRADE," I.E., reduce or eliminate competition.

   This  prohibition  is  triggered  only by an AGREEMENT OR ACTION among two or more  companies;  unilateral  action never  violates the Act. To  constitute  an illegal  agreement,  however,  an  understanding  does not need to be  formal or written. Comments made in conversations, casual comments at meetings, or even as little as "a knowing  wink," as one case says, may be sufficient to establish an illegal agreement under the Act.

   The agreed  upon action must be  ANTICOMPETITIVE.  Some  actions are "PER SE"
anticompetitive, while others are judged according to a "RULE OF REASON."

   o  Some activities have been found to be so inherently anticompetitive that a court will not even permit the  argument  that they have a  procompetitive component.  Examples  of such PER SE  illegal  activities  are  agreements between competitors to fix prices or divide up markets in any way, such as exclusive territories.

   o  Other joint agreements or activities will be examined by a court using the
      RULE  OF  REASON  approach  to see if the  procompetitive  results  of the arrangement outweigh the anticompetitive  effects.  Permissible agreements among  competitors  may include a buyers'  cooperative,  or a syndicate of buyers for an initial public offering of securities. In rare instances, an association of sellers (such as ASCAP) may be permissible.

   There  is  also  an  exception  for  joint  activity  designed  to  influence government action. Such activity is protected by the First Amendment to the U.S.
Constitution.  For example,  members of an industry may agree to lobby  Congress jointly to enact legislation that may be manifestly anticompetitive.

PENALTIES FOR VIOLATING THE SHERMAN ACT

   A charge  that  the Act has  been  violated  can be  brought  as a civil or a criminal action. Civil damages can include treble damages,  plus attorneys fees.
Criminal penalties for individuals can include fines of up to $350,000 and three years in jail, and $100 million or more for corporations.

SITUATIONS IN WHICH ANTITRUST ISSUES MAY ARISE

   To  avoid  violating  the  Act,  any  agreement  with  other  members  of the investment  management  industry  regarding which  securities to buy or sell and under what  circumstances  we buy or sell them,  or about the manner in which we market our mutual funds and  investment and  retirement  services,  must be made with the prohibitions of the Act in mind.

   TRADE ASSOCIATION MEETINGS AND ACTIVITIES.  A trade association is a group of competitors  who join  together  to share  common  interests  and seek common solutions  to  common  problems.  Such  associations  are at a high  risk for anticompetitive activity and are closely scrutinized by regulators. Attorneys for  trade  associations,  such  as the  Investment  Company  Institute,  are typically present at meetings of members to assist in avoiding violations.

   Permissible Activities:

      o  Discussion of how to make the industry more competitive.

      o  An  exchange  of  information  or ideas  that  have  procompetitive  or competitively  neutral  effects,  such as:  methods of  protecting  the health  or  safety of  workers;  methods  of  educating  customers  and preventing abuses; and information  regarding how to design and operate training programs.

      o  Collective action to petition government entities.

   Activities to be Avoided:

      o  Any discussion or direct exchange of current  information about prices, salaries,  fees,  or  terms  and  conditions  of  sales.  Even  if such
         information   is  publicly   available,   problems  can  arise  if  the
         information  available  to the public is difficult to compile or not as current as that being exchanged.

         EXCEPTION:  A third party consultant can, with appropriate  safeguards, collect,  aggregate and disseminate some of this  information,  such as salary information.

      o  Discussion of future business plans,  strategies,  or arrangements that might be considered to involve competitively sensitive information.

      o  Discussion of specific customers, markets, or territories.

      o  Negative  discussions  of service  providers that could give rise to an inference of a joint refusal to deal with the provider (a "BOYCOTT").

   INVESTMENT-RELATED DISCUSSIONS

      PERMISSIBLE ACTIVITIES:  Buyers or sellers with a common economic interest may  join  together  to  facilitate  securities  transactions  that  might otherwise  not occur,  such as the  formation  of a syndicate  to buy in a private  placement  or initial  public  offering of a issuer's  stock,  or negotiations among creditors of an insolvent or bankrupt company.

      Competing   investment  managers  are  permitted  to  serve  on  creditors committees  together and engage in other similar  activities in connection with bankruptcies and other judicial proceedings.

      ACTIVITIES TO BE AVOIDED:  It is important to avoid anything that suggests involvement with any other firm in any threats to "boycott" or "blackball"
      new offerings, including making any ambiguous statement that, taken out of context, might be misunderstood to imply such joint action. Avoid careless or  unguarded  comments  that  a  hostile  or  suspicious  listener  might interpret as suggesting  prohibited  coordinated  behavior between T. Rowe
      Price and any other potential buyer.

         EXAMPLE:  After an  Illinois  municipal  bond  default  where the state legislature  retroactively  abrogated some of the bondholders'  rights, several  investment  management  complexes  organized  to  protest  the state's action.  In doing so, there was arguably an implied threat that members of the group  would  boycott  future  Illinois  municipal  bond offerings.  Such  a  boycott  would  be a  violation  of the  Act.  The investment  management  firms' action led to an 18-month  Department of
         Justice  investigation.  Although the investigation did not lead to any legal  action,  it was extremely  expensive and time  consuming for the firms and individual managers involved.

      If you are present when anyone  outside of T. Rowe Price suggests that two or more investors  with a grievance  against an issuer  coordinate  future purchasing  decisions,  you should immediately reject any such suggestion.
      As soon as possible  thereafter,  you should notify the Legal  Department, which will take whatever further steps are necessary.

   BENCHMARKING.  Benchmarking  is the process of  measuring  and  comparing  an organization's processes,  products and services to those of industry leaders for the purpose of adopting innovative practices for improvement.

      o  Because   benchmarking   usually   involves  the  direct   exchange  of
         information with competitors, it is particularly subject to the risk of violating the antitrust laws.

      o  The list of issues that may and should not be  discussed in the context of a trade association also applies in the benchmarking process.

      o  All proposed  benchmarking  agreements  must be reviewed by the T. Rowe
         Price Legal  Department  before T. Rowe Price agrees to  participate in such a survey.

March, 2000